                                                                 EXHIBIT 10.22



                                                                EXECUTION COPY



                        DELL RECEIVABLES L.P., Transferor

                           DELL USA L.P., Servicer and

              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Trustee

                       DELL TRADE RECEIVABLES MASTER TRUST

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 21, 1995

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions...............................................    1
SECTION 1.02.  Other Definitional Provisions.............................   20

                                   ARTICLE II

                             TRANSFER OF RECEIVABLES

SECTION 2.01.  Transfer of Receivables...................................   21
SECTION 2.02.  Acceptance by Trustee.....................................   21
SECTION 2.03.  Representations and Warranties of the
                 Transferor Relating to the Transferor...................   22
SECTION 2.04.  Representations and Warranties of the
                 Transferor Relating to the Trust Assets.................   26
SECTION 2.05.  Affirmative Covenants of the Transferor...................   30
SECTION 2.06.  Negative Covenants of the Transferor......................   33
SECTION 2.07.  Addition and Removal of Originators.......................   37

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 3.01.  Acceptance of Appointment and Other
                 Matters Relating to the Servicer........................   39
SECTION 3.02.  Servicing Compensation; Servicer's
                 Expenses................................................   40
SECTION 3.03.  Representations and Warranties of the
                 Servicer................................................   41
SECTION 3.04.  Covenants of the Servicer.................................   44
SECTION 3.05.  Reports and Records for the Trustee.......................   48
SECTION 3.06.  Annual Certificate of Servicer............................   48
SECTION 3.07.  Semi-Annual Servicing Report of Independent
                 Public Accountants......................................   49
SECTION 3.08.  Tax Treatment.............................................   49
SECTION 3.09.  Notices to Dell USA L.P...................................   50
SECTION 3.10.  Adjustments...............................................   50
SECTION 3.11.  Securities and Exchange Commission
                 Filings.................................................   50

                                                                           Page
                                                                           ----
                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.01.  Rights of Certificateholders..............................   51
SECTION 4.02.  Establishment of Concentration Account
                 and Dell Collection Accounts ...........................   52
SECTION 4.03.  Allocation of Collections.................................   54

                                    ARTICLE V

                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

SECTION 5.01.  Distributions and Reports to Certificate-
                 holders.................................................   56

                                   ARTICLE VI

                                THE CERTIFICATES

SECTION 6.01.  The Certificates..........................................   57
SECTION 6.02.  Authentication of Certificates............................   57
SECTION 6.03.  Registration of Transfer and Exchange of
                 Certificates............................................   58
SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen
                 Certificates............................................   60
SECTION 6.05.  Persons Deemed Owners.....................................   60
SECTION 6.06.  Access to List of Certificateholders'
                 Names and Addresses.....................................   61
SECTION 6.07.  Authenticating Agent......................................   61
SECTION 6.08.  New Issuances.............................................   62

                                   ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

SECTION 7.01.  Obligations not Assignable................................   66
SECTION 7.02.  Limitations on Liability..................................   66
SECTION 7.03.  Indemnification of the Trustee, the Trust
                 and the Investor Certificateholders.....................   66

                                                                           Page
                                                                           ----
                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

SECTION 8.01.  Liability of the Servicer.................................   69
SECTION 8.02.  Merger or Consolidation of, or Assumption
                  of the Obligations of, the Servicer....................   69
SECTION 8.03.  Limitations on Liability..................................   69
SECTION 8.04.  Servicer Indemnification..................................   70
SECTION 8.05.  The Servicer Not to Resign................................   71
SECTION 8.06.  Examination of Records....................................   71
SECTION 8.07.  Confidentiality...........................................   72

                                   ARTICLE IX

                         TRUST EARLY AMORTIZATION EVENTS

SECTION 9.01.  Trust Early Amortization Events...........................   73
SECTION 9.02.  Additional Rights Upon the Occurrence
                  of any Trust Early Amortization Event..................   75

                                    ARTICLE X

                                SERVICER DEFAULTS

SECTION 10.01.  Servicer Defaults........................................   77
SECTION 10.02.  Trustee to Act; Appointment of Successor
                  Servicer...............................................   79
SECTION 10.03.  Notification to Certificateholders.......................   81

                                   ARTICLE XI

                                   THE TRUSTEE

SECTION 11.01.  Duties of the Trustee....................................   82
SECTION 11.02.  Certain Matters Affecting the Trustee....................   84
SECTION 11.03.  Trustee Not Liable for Recitals in
                  Certificates...........................................   85
SECTION 11.04.  Trustee May Own Certificates.............................   85
SECTION 11.05.  Compensation; Trustee's Expenses.........................   85
SECTION 11.06.  Eligibility Requirements for Trustee.....................   86
SECTION 11.07.  Resignation or Removal of Trustee........................   86
SECTION 11.08.  Successor Trustee........................................   87
SECTION 11.09.  Merger or Consolidation of Trustee.......................   88
SECTION 11.10.  Appointment of Co-Trustee or Separate
                  Trustee................................................   88

                                                                           Page
                                                                           ----
SECTION 11.11.  Tax Returns..............................................    89
SECTION 11.12.  Trustee May Enforce Claims Without
                  Possession of Certificates.............................    90
SECTION 11.13.  Suits for Enforcement....................................    90
SECTION 11.14.  Rights of Certificateholders to Direct
                  Trustee................................................    90
SECTION 11.15.  Representations and Warranties of Trustee................    91
SECTION 11.16.  Maintenance of Office or Agency..........................    91

                                   ARTICLE XII

                                   TERMINATION

SECTION 12.01.  Termination of Trust.....................................    92
SECTION 12.02.  Final Distribution.......................................    92
SECTION 12.03.  Transferor's Termination Rights..........................    93

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

SECTION 13.01.  Amendment................................................    94
SECTION 13.02.  Protection of Right, Title and Interest
                  to Trust...............................................    95
SECTION 13.03.  Limitation on Rights of Certificate-
                  holders................................................    96
SECTION 13.04.  Governing Law; Jurisdiction; Consent to
                  Service of Process.....................................    97
SECTION 13.05.  Notices; Payments........................................    98
SECTION 13.06.  Rule 144A Information....................................    99
SECTION 13.07.  Severability of Provisions...............................    99
SECTION 13.08.  Assignment...............................................    99
SECTION 13.09.  Certificates Nonassessable and Fully Paid................    99
SECTION 13.10.  Further Assurances.......................................   100
SECTION 13.11.  Nonpetition Covenant.....................................   100
SECTION 13.12.  No Waiver; Cumulative Remedies...........................   100
SECTION 13.13.  Counterparts.............................................   100
SECTION 13.14.  Third-Party Beneficiaries................................   100
SECTION 13.15.  Actions by Certificateholders............................   101
SECTION 13.16.  Merger and Integration...................................   101
SECTION 13.17.  Headings.................................................   101
SECTION 13.18.  Construction of Agreement................................   101

                                    EXHIBITS

Exhibit A         Form of Transferor Certificate
Exhibit B         Form of Annual Servicer's Certificate
Exhibit C         Form of Dell Collection Account Letter
Exhibit D         Form of Rule 144A and Non-Rule 144A Letters
Exhibit E         Form of Daily Report
Exhibit F         Credit Policy and Procedures Manual
Exhibit G         Form of Agreed Upon Procedures
Exhibit H         Form of Monthly Trustee Certificate


                                    SCHEDULES

Schedule I        Dell Post-Office Boxes and Dell Collection Accounts
Schedule II       Originators

         POOLING AND SERVICING AGREEMENT, dated as of November 21, 1995, among DELL RECEIVABLES L.P., a Texas limited partnership, as Transferor (the "Transferor"), DELL USA L.P., a Texas limited partnership, as Servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee").

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders to the extent provided herein:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the related Supplement.

         "Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Additional Originator" shall have the meaning specified in Section 2.07(a).

         "Affiliate" shall mean, with respect to any specified Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such specified Person within the meaning of "control" as such term is used in Section 15 of the Securities Act of 1933, as amended.

         "Aggregate Certificateholders' Interest" shall mean the aggregate of the Certificateholders' Interests for each Series as defined in Section 4.01(a).

         "Agreement" shall mean this Pooling and Servicing Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

         "Amortization Date" with respect to any Series, shall have the meaning specified in the related Supplement.

         "Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning on the related Amortization Date and ending upon the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series, all accrued and unpaid interest thereon and all other amounts owed to the Investor Certificateholders hereunder.

         "Beneficiary" shall mean, as of any date of determination, any of the then holders of the Investor Certificates and any Enhancement Provider.

         "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Austin, Texas or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed and, with respect to non-financial reporting requirements of the Servicer or the Transferor, any day on which the Servicer or the Transferor is closed.

         "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificate.

         "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

         "Certificate Register" shall have the meaning specified in Section 6.03(a).

         "Certificateholder" or "Holder" shall mean an Investor
Certificateholder or the Person in whose name the Transferor Certificate is registered in the Certificate Register.

         "Certificateholders' Interest" shall have the meaning specified in
Section 4.01(a).

         "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

         "Collection Period" shall mean, with respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

         "Collections" shall mean (a) all cash payments by or on behalf of the Obligors deposited to any Dell Collection Account or the Concentration Account, or received by the Servicer, in respect of Receivables in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Cure Accounts) as a result of the investment thereof pursuant to Section 4.02(a).

         "Concentration Account" shall have the meaning specified in Section 4.02(a).

         "Concentration Account Bank" shall initially be Norwest Bank Minnesota, National Association, and shall have the meaning specified in Section 4.02(a).

         "Concentration Amount" shall mean as of any date, with respect to each Concentration Limit, the product of (a) such Concentration Limit and (b) the aggregate amount of Eligible Receivables owned by the Trust.

         "Concentration Limit" with respect to any Series, shall have the meaning specified in the related Supplement.

         "Confidential Information" shall mean any written information delivered or made available by or on behalf of Dell (or its Affiliates or subsidiaries), the Servicer, the Transferor, Dell Marketing L.P. or Dell Direct Sales L.P. to any Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature and clearly marked or identified in writing as being confidential information, other than information
(i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with any Transaction Document) or (ii) which subsequently becomes publicly known through no act or omission by such Person.

         "Contract" shall mean an agreement between an Originator and an Obligor, containing terms pursuant to or under which such Obligor shall be obligated to pay from time to time for merchandise delivered or to be delivered or services performed or to be performed.

         "Controlled Affiliate" shall mean any specified Person controlled by or under common control with Dell, the Servicer or the Transferor and as to which Dell, the Servicer or the Transferor beneficially owns or holds 50% or more of any class of voting securities of such Person or 50% or more of the equity interest in such Person. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Corporate Trust Office" shall have the meaning specified in Section 11.16.

         "Credit Policy and Procedures Manual" shall mean those credit and collection policies and practices of the Servicer described in the credit policy and procedures manual in effect on the date hereof relating to Receivables, as the same may be amended or modified from time to time in compliance with Section 3.04(j), substantially in the form of Exhibit F hereto.

         "Cross-Guarantee Agreement" shall mean the agreement among the Originators, the Servicer and the Trustee, dated as of November 21, 1995, governing the terms and conditions upon which the Originators and the Servicer shall cause the performance of certain obligations of the other parties thereto.

         "Cure Account" with respect to each Series, shall have the meaning specified in the related Supplement and "Cure Accounts" shall refer to all the Cure Accounts established for outstanding Series in accordance with the terms of the related Supplements.

         "Cure Funds" shall mean Collections which, from time to time, are deposited by the Transferor pro rata to the Cure Account of each Series.

         "Cure Period" shall mean, if the Transferor has elected to begin depositing Cure Funds to the Cure Account of each Series, the period beginning on a Pool Non-compliance Date and continuing until the earlier of (a) the date on which the Net Receivables Balance equals or exceeds the Required Net Receivables Balance and (b) the fifth consecutive day following such Pool Non-compliance Date.

         "Daily Report" shall mean an Officer's Certificate of the Servicer substantially in the form of Exhibit E hereto.

         "Default Ratio" shall mean, as of any date, the average of the ratios for each of the three most recently ended months (each expressed as a percentage) of (i) aggregate Receivables that were 121-150 days past due at the end of each such month plus Receivables which were charged off as uncollectible during the current month which were less than 121 days past due when charged off to (ii) aggregate Receivables that were generated by the Originators during the sixth months preceding such date.

         "Defaulted Receivable" shall mean a Receivable (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, (ii) as to which any payment, or part thereof, remains unpaid by the Obligor thereof for 121 days or more from the original due date for such payment specified in the relevant invoice, or (iii) which, consistent with the Credit Policy and Procedures Manual, would be written off as uncollectible.

         "Dell" shall mean Dell Computer Corporation, a Delaware corporation.

         "Dell Collection Account" shall have the meaning specified in Section 4.02(b).

         "Dell Collection Account Bank" shall have the meaning specified in
Section 4.02(b).

         "Dell Collection Account Letter" shall have the meaning specified in
Section 4.02(b).

         "Dell Post-Office Box" shall have the meaning specified in Section 4.02(b).

         "Deposit Date" shall mean each Business Day on which any Collections are deposited in the Concentration Account.

         "Determination Date" shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

         "Determination Date Certificate" shall mean, with respect to any Determination Date and any Series, a report prepared by a Servicing Officer for such Determination Date as of the end of the immediately preceding month in substantially the form set forth in the related Supplement.

         "Diluted Receivable" shall mean that portion of any Eligible Receivable which is either (a) reduced or cancelled as a result of (i) any failure by any Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any other adjustment by the Servicer which reduces the amount payable by the Obligor on the related Receivable or (iii) any setoff by an Obligor in respect of any claim by an Obligor as to amounts owed by it on the related Receivable or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof); provided that Diluted Receivables are calculated assuming that all disputes are resolved in the Obligor's favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Trust through a reduction in the Purchase Price for the related Receivable.

         "Dilution Ratio" shall mean, as of any date, the sum of (A)(i) the aggregate Receivables that were Diluted Receivables as of the most recently ended month divided by the sum of (1) 50% of the Originators' aggregate sales during the month immediately preceding the most recently ended month and (2) 50% of sales during the second month immediately preceding the most recently ended month, multiplied by (ii) 66.7% and (B)(i) the aggregate Receivables that were Diluted Receivables as of the month immediately preceding the most recently ended month divided by the sum of (1) 50% of sales during the second month immediately preceding the most recently ended month and (2) 50% of sales during the third month immediately preceding the most recently ended month, multiplied by (ii) 33.3%.

         "Dilution Volatility Factor" shall mean, as of any date, a percentage equal to the product of (a) the amount by which (i) the highest Dilution Ratio during the most recently ended twelve-month period exceeds (ii) the average of the Dilution Ratios during such twelve-month period and (b)(i) the highest Dilution Ratio during such twelve-month period divided by (ii) the average of the Dilution Ratios during such twelve-month period.

         "Discount Amount" shall mean, with respect to any Series, the amount set forth in the related Supplement.

         "Distribution Date" shall mean, with respect to any Collection Period, the fifteenth day of the calendar month immediately following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day or such other day as set forth in the Supplement for any Series.

         "DCR" shall mean Duff & Phelps Credit Rating Co. or its successor.

         "Early Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning at the close of business on the Business Day immediately preceding the day on which a Trust Early Amortization Event is deemed to have occurred, and ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and (b) the Termination Date with respect to such Series.

         "Eligible Institution" shall mean a depository institution organized under the laws of the United States of America or any State thereof, including the District of Columbia (or any domestic branch of a foreign bank), (a) whose long-term unsecured debt obligations are rated at least (i) if DCR is a Rating Agency, A- or better, (ii) if S&P is a Rating Agency, A- or better, and (iii) if Moody's is a Rating Agency, at least A3 or (b) which is subject to regulation regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

         "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Trustee, negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

         (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency thereof;

         (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from each Rating Agency;

         (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from each Rating Agency;

         (d) investments in no-load money market funds having a rating from each rating agency rating such fund in its highest investment category; or

         (e) notes or bankers' acceptances (having original maturities of no more than 270 days) issued by any depository institution or trust company described in clause (b) above.

provided that securities which meet the following criteria shall not be Eligible
Investments: (a) any security to which S&P has attached the symbol "r" in its rating, (b) any security that contains a noncredit risk that the "r" was intended to highlight, whether or not such security is rated, and (c) all mortgage-backed securities.

         "Eligible Receivable" shall mean, at any time, unless otherwise specified, each Receivable or portion thereof:

         (i) as to which, at the time of the Transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto free and clear from any and all Liens except as created hereunder, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder) therein (and in the proceeds thereof);

         (ii)  which is not a Defaulted Receivable or a Diluted Receivable;

         (iii) which arose in the ordinary course of business of any Originator and is an account receivable representing all or part of the sales price of merchandise or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

         (iv) which is an "account" (within the meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder);

         (v) which is denominated and payable only in United States dollars in the United States;

         (vi)   the Obligor of which is a United States resident;

         (vii) which will at all times be the legal and assignable payment obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

         (viii) which was created in compliance with, and which, at the time of the Transfer of such Receivable to the Trust, does not contravene in any material respect any applicable Requirements of Law, and the Obligor of which is not in violation of any such Requirements of Law in any material respect with respect to such Receivable;

         (ix) which satisfies in all material respects all applicable requirements of the Credit Policy and Procedures Manual;

         (x) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect;

         (xi) which is not subject to any specific waiver or modification except for a Receivable which is subject to a waiver or modification as permitted in accordance with the Credit Policy and Procedures Manual and which waiver or modification is reflected in the Servicer's records and computer files relating thereto;

         (xii) which is not subject to any enforceable provision prohibiting the transfer or assignment by any Originator of such payment obligation;

         (xiii) the payment terms of which conform in all material respects to the provisions of the Credit Policy and Procedures Manual;

         (xiv) the Obligor of which is not a Controlled Affiliate of Dell, the Servicer or the Transferor; and

         (xv) the Obligor of which has been directed to remit payments with respect thereto to a Dell Post-Office Box or a Dell Collection Account.

         "Eligible Servicer" shall mean Dell USA L.P., the Trustee or another entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables and has demonstrated the ability to professionally and competently service a portfolio of similar trade receivables with reasonable standards of skill and care and (b) is legally qualified and has the capacity to service the Receivables.

         "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement.

         "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or Class or pursuant to which any Enhancement of any Series or Class is issued or outstanding.

         "Enhancement Provider" shall mean a Person providing any Enhancement, other than any Certificateholders (including any holder of the Transferor Certificate) the Certificates of which are subordinated to any other Series or Class.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Expected Final Payment Date" with respect to any Series, shall have the meaning specified in the related Supplement.

         "Extended Term Receivable" shall mean an Eligible Receivable arising under an account with an Obligor, the payment terms of which allow it to be paid in full more than 30 days but no more than 90 days after the original billing date of such Receivable.

         "Extended Term Receivable Reduction Amount" shall mean, at any time, the amount by which the aggregate outstanding balances of all Extended Term Receivables exceeds 5% of the aggregate principal balance of all Receivables at such time.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

         "Floating Allocation Percentage" with respect to each Series, shall have the meaning specified in the related Supplement; provided, however, that the aggregate of the Floating Allocation Percentages with respect to all outstanding Series shall not exceed 100%.

         "Floorplan Receivable" shall mean a Receivable which is guaranteed by a third party obligor and which is subject to a financing arrangement with the recipient of merchandise of Dell Marketing L.P. or Dell Direct Sales L.P.

         "Floorplan Receivable Reduction Amount" shall mean, at any time, the product of (a) the aggregate outstanding balances of Floorplan Receivables and
(b) 1.50%.

         "Government Receivable" shall mean a Receivable with respect to which the Obligor is a state or municipal entity or the federal government of the United States or a political, administrative or regulatory subdivision thereof.

         "Government Receivable Reduction Amount" shall mean, at any time, the amount by which the aggregate outstanding balances of Government Receivables exceeds 2% of the aggregate principal balance of all Receivables at such time.

         "Governmental Authority" shall mean any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of any country or nation or political subdivision thereof.

         "Indemnified Amounts" shall have the meaning specified in Section 7.03.

         "Indemnified Party" shall have the meaning specified in Section 7.03.

         "Independent Public Accountants" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick L.L.P. and (f) Price Waterhouse L.L.P. or any of their successors so long as such successor is one of the six largest national accounting firms; provided that such firm is independent with respect to the Servicer within the meaning of the Act.

         "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement.

         "Initial Issuance Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

         "Insolvency Event" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person or by a Controlled Affiliate of such Person (provided that in the case of Dell or any of its Affiliates, such Controlled Affiliate is domiciled in the United States and has assets which constitute 2.5% or more of the assets of Dell) of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee for the benefit of creditors, custodian, trustee, sequestrator or similar official for such Person or for all or any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors; or (c) the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Trustee shall have written notice) of its inability to pay its debts generally as they become due.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Supplement.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         "Investor Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Certificate.

         "Investor Certificateholder" shall mean the Person in whose name an Investor Certificate is registered in the Certificate Register.

         "Investor Collections" with respect to each Series, shall have the meaning specified in the related Supplement.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

         "Loss and Dilution Reserve" shall mean, with respect to any Series, the amount set forth in the related Supplement.

         "Loss to Liquidation Ratio" shall mean, as to any date, the ratio (expressed as a percentage) calculated by dividing (a) the aggregate Outstanding Balance of all Receivables written off as uncollectible in accordance with the Credit Policy and Procedures Manual by the Servicer during the one-month period most recently ended by (b) the aggregate amount of Collections during such one-month period.

         "Majority in Interest" shall mean, with respect to each Series, the Holders of Certificates evidencing 51% or more of the aggregate
Certificateholders' Interest in such outstanding Series.

         "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

         "Net Receivables Balance" shall mean, at any time, the excess of (a) the aggregate Outstanding Balance of Receivables over (b) the sum of (i) the aggregate Outstanding Balance of Receivables that are not Eligible Receivables at such time, plus (ii) the Overconcentration Amount at such time, plus (iii) the aggregate amount of Collections that have not been applied to the corresponding Receivables on the records of the Servicer, plus (iv) the Extended Term Receivable Reduction Amount, plus (v) the Government Receivable Reduction Amount, plus (vi) the Floorplan Receivable Reduction Amount.

         "Obligor" shall mean each Person who is obligated to pay for merchandise or services provided by any Originator which gave rise to a Receivable, including any guarantor of such Person's obligations.

         "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Controller of the Transferor or of the Servicer or any Successor Servicer, as the case may be, and delivered to the Trustee and each Rating Agency.

         "Opinion of Counsel" shall mean a written opinion of counsel, who, unless otherwise specified, may be counsel for, or an employee of, the Person providing the opinion, or an Affiliate of such Person, and who shall be reasonably acceptable to the Trustee.

         "Originator" shall mean the divisions of Dell Marketing L.P., an indirect wholly-owned subsidiary of Dell, and Dell Direct Sales L.P., an indirect wholly-owned subsidiary of Dell, that are listed in Schedule II and any other Person or division of any Person designated from time to time as an Originator pursuant to the terms of Section 2.07 and the Receivables Purchase Agreements.

         "Outstanding Balance" of any Receivable at any time shall mean the then outstanding principal balance thereof.

         "Overconcentration Amount" shall mean, at any time, the sum of the amounts, if any, by which the aggregate Outstanding Balance of Eligible Receivables of the types specified in clauses (a) through (g) of the definition of Concentration Limit in the related Supplement owned by the Trust exceeds the aggregate of the respective Concentration Amounts.

         "Parent Undertaking Agreement" shall mean the agreement among Dell and the Trustee, dated as of November 21, 1995, governing the terms and conditions upon which Dell shall cause the performance of certain obligations of the Servicer.

         "Partial Amortization Period" shall mean, if the Transferor has not elected to begin depositing Cure Funds to the Cure Account of each Series (thereby initiating a Cure Period) the period beginning on a Pool Non-compliance Date and continuing until the earlier of (a) the date on which the Net Receivables Balance equals or exceeds the Required Net Receivables Balance and
(b) the fifth consecutive day following such Pool Non-compliance Date.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

         "Pool Non-compliance Date" shall mean any day on which the Net Receivables Balance falls below the Required Net Receivables Balance.

         "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificate- holders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the Series Servicing Fee and the Series Trustee's Fee; and (k) the Amortization Date and the Termination Date.

         "Purchase Price" shall have the meaning specified in each Receivables Purchase Agreement.

         "Rating Agency" shall mean each such nationally-recognized statistical rating organization which has rated any Series of Certificates at the request of the Transferor.

         "Rating Agency Condition" shall mean, with respect to any specified action, that each Rating Agency, upon the written request of the Transferor, the Servicer or the Trustee, shall have notified such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

         "Receivable" shall mean an account receivable shown on the records of any Originator as of the Transfer Date, and from time to time thereafter, arising from the delivery of merchandise or providing of services by any Originator in the ordinary course of business of such Originator, including without limitation all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Receivables transferred hereunder) thereof, including without limitation amounts on deposit in any Dell Collection Accounts, and "Receivables" shall mean all such Receivables.

         "Receivables Purchase Agreements" shall mean the agreement between Dell Marketing L.P., as seller, and the Transferor, as purchaser, dated as of the date hereof, and the agreement between Dell Direct Sales L.P., as seller, and the Transferor, as purchaser, dated as of the date hereof, both of which govern the terms and conditions upon which the Transferor shall have acquired the Receivables transferred to the Trust, as the same may from time to time be amended, modified or otherwise supplemented.

         "Reconveyed Receivable" shall have the meaning specified in Section
2.04.

         "Record Date" shall mean, with respect to any Distribution Date, the last day of the preceding calendar month.

         "Removed Originator" shall have the meaning specified in Section
2.07(b).

         "Required Net Receivables Balance" shall mean as of any day of determination, the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield/Fee Reserves for all outstanding Series and (iii) the aggregate of all Class A Invested Amounts for all outstanding Series (computed as if reduced by (A) the amount of Cure Funds held in the Cure Account for each Series and (B) the amount of funds held at such time in the Concentration Account allocated to the Trust Partial Amortization Amount allocable to each such Series).

         "Requirements of Law" shall mean any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

         "Responsible Officer" shall mean, (i) when used with respect to the Trustee, any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject, (ii) when used with respect to the Transferor, any of the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of its general partner, (iii) when used with respect to the Servicer, Dell Marketing L.P. or Dell Direct Sales L.P., any of the Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of its general partner and (iv) when used with respect to Dell, any of the Chairman, the Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the General Counsel or the Secretary.

         "Revolving Period" shall mean, with respect to any Series, the period specified in the related Supplement.

         "S&P" shall mean Standard & Poor's Corporation or Standard & Poor's Ratings Group, as applicable, or the successor of either of them.

         "Series" shall mean any series of Investor Certificates.

         "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

         "Series Allocation Percentage" shall mean, with respect to any Series, the percentage equivalent of a fraction, the numerator of which is the sum of
(a) the Class A Invested Amount for such Series (computed as if reduced by (A) the amount of Cure Funds held in the Cure Account for such Series and (B) the cumulative amount of funds held at such time in the Concentration Account allocated to the portion of the Trust Partial Amortization Amount allocable to such Series) plus (b) the Yield/Fee Reserve for such Series, plus (c) the Loss and Dilution Reserve for such Series, and the denominator of which is the aggregate of the amounts specified in clauses (a), (b) and (c) for all outstanding Series.

         "Series Servicing Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

         "Series Trustee's Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

         "Service Transfer" shall have the meaning specified in Section 10.01.

         "Servicer" initially shall mean Dell USA, L.P., and after any Service Transfer shall mean the Successor Servicer.

         "Servicer Default" shall have the meaning specified in Section 10.01.

         "Servicing Fee" shall have the meaning specified in Section 3.02(a).

         "Successor Servicer" shall have the meaning specified in Section 10.02(a).

         "Supplement" shall mean, with respect to any Series, a supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Article VI, and all amendments, modifications or supplements to this Agreement.

         "Supplemental Certificate" shall have the meaning specified in Section 6.08(c).

         "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer to the effect that, for federal and Texas (and any other State where substantial servicing activities in respect of Receivables are conducted by the Transferor or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt of the Transferor for tax purposes, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust should not be treated as an association (or publicly traded partnership) taxable as a corporation, (d) in the case of the original issuance of Certificates, either (i) the Investor Certificates will properly be characterized as debt of the Transferor or (ii) the Investor Certificates should properly be characterized as debt of the Transferor, or if not debt, as an interest in a partnership and not in an association taxable as a corporation and (e) in the case of Section 6.08(b), the Investor Certificates of the new Series will be characterized as debt.

         "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

         "Termination Notice" shall have the meaning specified in Section 10.01.

         "Transaction Documents" shall mean the collective reference to this Agreement, any Supplement, any Certificates, the Receivables Purchase Agreements, the Cross-Guarantee Agreement, the Parent Undertaking Agreement and any Certificate Purchase Agreement.

         "Transfer" shall have the meanings specified in Section 2.01(a), it being understood that the date of Transfer of any Receivable or other Trust Asset shall be the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the applicable Receivables Purchase Agreement.

         "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.03(a).

         "Transfer Date" shall mean the initial date of Transfer of Receivables into the Trust.

         "Transferor" shall mean Dell Receivables L.P., a Texas limited partnership.

         "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of Exhibit A hereto.

         "Transferor Collections" shall mean, with respect to any date, that portion of the Collections deposited to the Concentration Account equal to the product of (i) the Transferor Percentage on such date times (ii) the aggregate amount of such Collections.

         "Transferor Interest" shall have the meaning specified in Section 4.01(a).

         "Transferor Percentage" shall mean at any time 100% minus the aggregate of the Floating Allocation Percentages of all outstanding Series at such time.

         "Transferor Receivable" shall mean a Receivable acquired by the Transferor pursuant to a Receivables Purchase Agreement.

         "Transferor's Account" shall mean the special account (account number 40685227), under the dominion and control of the Transferor, for deposits by the Servicer pursuant to the applicable Supplement, maintained at Citibank, N.A. in New York, New York, or such other account at such other bank, under the dominion and control of the Transferor, as Transferor may designate for such purpose from time to time.

         "Trust" shall mean the Dell Trade Receivables Master Trust created by this Agreement.

         "Trust Assets" shall have the meaning specified in Section 2.01(a).

         "Trust Early Amortization Event" shall have the meaning specified in
Section 9.01.

         "Trust Invested Amount" shall mean, at any time, the sum of the Invested Amounts for all outstanding Series at such time.

         "Trust Partial Amortization Amount" shall mean, with respect to any date of determination during a Partial Amortization Period, the amount by which the Net Receivables Balance is less than the Required Net Receivables Balance.

         "Trustee" shall mean Norwest Bank Minnesota, National Association, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee's Account" with respect to each Series, shall have the meaning specified in the related Supplement.

         "Trustee's Fee" shall have the meaning specified in Section 11.05(a).

         "Turnover Rate" shall mean, for any date, the average of the percentage equivalent of a fraction for each of the three most recently ended months the numerator of which is the Net Receivables Balance as of the last day of each such month and the denominator of which is the aggregate balance of Receivables transferred to the Trust during each such month; provided, however, that with respect to any such months, or portion thereof, occurring prior to the Transfer Date, the denominator of such fraction shall be the aggregate balance of Receivables originated by the Originators during such month or portion thereof.

         "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

         "Undivided Fractional Interest" with respect to each Series, shall have the meaning specified in the related Supplement.

         "Weighted Average Term" shall mean, as of any date, a fraction the numerator of which is the sum of the product for each Receivable generated by the Originators during the preceding month of (i) the outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust) times
(ii) the payment term (in days) for each such Receivable, and the denominator of which is the aggregate outstanding balance of such Receivables (at the time such Receivable is transferred to the Trust).

         "Yield/Fee Reserve" with respect to each Series, shall have the meaning specified in the related Supplement.

         SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not completely defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

                                   ARTICLE II

                             TRANSFER OF RECEIVABLES

         SECTION 2.01. Transfer of Receivables. (a) By execution of this Agreement, the Transferor does hereby transfer, assign, set-over and otherwise convey without recourse, except as expressly provided herein (the making of such transfer, assignment, set-over and conveyance being a "Transfer", and so to transfer, assign, set-over and otherwise convey being to "Transfer") to the Trust, for the benefit of the Certificateholders:

         (i) all of the Transferor's right, title and interest in, to and under all Transferor Receivables existing at the close of business on the Transfer Date and thereafter created from time to time, and conveyed to the Transferor under the Receivables Purchase Agreements from time to time, until the termination of the Revolving Period of the last outstanding Series, and all monies due or to become due and all Collections and other amounts received from time to time with respect to such Transferor Receivables and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Transferor Receivables transferred hereunder) thereof; and

         (ii) all of the Transferor's rights, remedies, powers and privileges under the Receivables Purchase Agreements.

Such property described in the preceding sentence, together with all monies from time to time on deposit in, and all Eligible Investments and other securities, instruments and other investments purchased from funds on deposit in, the Concentration Account, the Dell Collection Accounts and any Series Account, and any Enhancement shall constitute the assets of the Trust (collectively the "Trust Assets").

         The foregoing Transfer does not constitute and is not intended to result in an assumption by the Trust, the Trustee or any Certificateholder of any obligation of the Servicer, Dell, the Transferor or any other Person in connection with the Receivables or under the Receivables Purchase Agreements or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor. The foregoing Transfer to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such Transfer shall be construed accordingly.

         The Transferor agrees to record and file from time to time, at its own expense, financing statements and other documents (and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Receivables and the other Trust Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Transfers of the Receivables and the other Trust Assets to the Trust, and to deliver a file-stamped copy of any such financing statement or other document or other evidence of such filing to the Trustee on or prior to the Transfer Date. The Trustee shall be under no obligation whatsoever to file any such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with such Transfer.

         The Servicer and the Transferor further agree, at their own expense, on or prior to the Transfer Date, to mark their computer records in a manner reasonably calculated to indicate that the Receivables have been conveyed, in the case of any Originator, to the Transferor in accordance with the Receivables Purchase Agreements and, in the case of the Transferor, to the Trust in accordance with this Agreement for the benefit of the Certificate- holders.

         (b) The Trustee agrees to use its best efforts, and shall cause its agents or representatives to use their best efforts, to hold in confidence all Confidential Information; provided that nothing herein shall prevent the Trustee from delivering copies of any financial statements and other documents constituting Confidential Information, or disclosing any other Confidential Information, (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) as required in the performance of the Trustee's duties hereunder, (iii) as required in enforcing the rights of the Certificateholders hereunder or (iv) as provided in any Supplement. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of all Confidential Information and, in connection therewith, will allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide written notice to the Transferor whenever any such disclosure is made.

         SECTION 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest in and to the Trust Assets, now existing and hereafter created and transferred to the Trust pursuant to Section 2.01 and the Trustee declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

         (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

         SECTION 2.03. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust as of the date hereof and, by accepting on the Transfer Date the proceeds of such Transfer, as of the Transfer Date and, with respect to any Series, as of the date of the related Supplement and the related Initial Issuance Date, unless otherwise stated in such Supplement, that:

         (a) Organization and Good Standing. The Transferor is a limited partnership duly organized and validly existing under the laws of the State of Texas and has full power, authority and legal right to own and convey its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreements, and to execute and deliver to the Trustee pursuant hereto the Certificates.

         (b) Due Qualification. The Transferor is duly qualified to do business and has obtained all necessary licenses or approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would have a material adverse effect on the Transferor's ability to perform its obligations hereunder, under the applicable Supplement or under the Receivables Purchase Agreements.

         (c) Due Authorization. The execution, delivery and performance of this Agreement, the applicable Supplement and the Receivables Purchase Agreements by the Transferor, the execution and delivery by the Transferor to the Trustee of the Certificates, and the consummation by the Transferor of the transactions contemplated by this Agreement, the applicable Supplement and the Receivables Purchase Agreements, have been duly and validly authorized by all necessary action on the part of the Transferor and this Agreement and the other agreements and instruments executed or to be executed in connection herewith have been duly executed and delivered on behalf of the Transferor.

         (d) Enforceability. Each of this Agreement, the applicable Supplement and the Receivables Purchase Agreements constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). Each of the Receivables Purchase Agreements is in full force and effect, and is not subject, as to any party thereto, to any specific dispute, offset, counterclaim or defense of such party.

         (e) No Conflict. The Transferor's execution and delivery of this Agreement, any Supplement, the Receivables Purchase Agreements and the Certificates, performance of the transactions contemplated by this Agreement, any Supplement and the Receivables Purchase Agreements, and fulfillment of the terms hereof and thereof applicable to the Transferor, do not contravene the Transferor's limited partnership agreement, conflict with or violate any Requirements of Law applicable to the Transferor, violate any provision of, or require any filing (except for the filings under the UCC required by this Agreement, each of which has been or is being duly made and will be in full force and effect on the applicable Initial Issuance Date), registration, consent or approval under, any Requirement of Law presently in effect having applicability to the Transferor, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties or assets are bound, or result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Transferor other than as specifically contemplated by this Agreement.

         (f) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or other orders or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any Governmental Authority.

         (g) Consents. No authorization, consent, license, order or approval of, registration or declaration with any Person or Governmental Authority is required to be obtained, effected or given by the Transferor in connection with the execution and delivery of this Agreement, the applicable Supplement, the Receivables Purchase Agreements, the transfer of the Trust Assets and the Certificates to the Trust by the Transferor or the performance of its obligations under this Agreement, the applicable Supplement and the Receivables Purchase Agreements or the transactions contemplated hereby and thereby and the fulfillment by the Transferor of the terms hereof, except for (i) the filing of the financing statements or other documents required to have been filed on or prior to the Transfer Date pursuant to Section 2.01, all of which were so filed and are in full force and effect, and (ii) the filing from time to time of any amendments, assignments or continuation statements which may become applicable pursuant to Section 2.01.

         (h) Liens on Properties. Except as created hereby, and except for Liens that will be terminated prior to the Transfer

Date, there are no Liens of any nature whatsoever on any Receivable. The Transferor is not a party to any contract, agreement, lease or instrument (other than this Agreement) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on any Receivable, or otherwise result in a violation of this Agreement.

         (i) Contractual Obligations. (i) The Transferor is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirements of Law, that would have a material adverse effect on the ability of the Transferor to carry out its obligations under this Agreement, the applicable Supplement or the Receivables Purchase Agreements, and (ii) neither the Transferor nor, to the best of the knowledge of the Transferor, any other party is in default in any respect under or with respect to the Receivables Purchase Agreements or any other material contract, agreement, lease or other instrument to which the Transferor is a party.

         (j) Investment Company Act. The Transferor is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, or a company controlled by, an "investment company", within the meaning of and as such terms are defined in the Investment Company Act.

         (k) Locations. The chief place of business and chief executive office of the Transferor, and the office where the Transferor keeps the originals of its books, records and documents regarding the Receivables and the other Trust Assets of the Transferor are located at the address of the Transferor specified in Section 13.05. The Transferor maintains no other business locations.

         (l) Tradenames. The legal name of the Transferor is as set forth on the signature page of this Agreement and the Transferor has no tradenames, fictitious names, assumed names or "doing business as" names.

         (m) Subsidiaries. The Transferor has no subsidiaries.

         (n) Information. Each certificate, information, exhibit, financial statement, document, book, record or report furnished by the Transferor to the Trustee, each Rating Agency or the Servicer in connection with this Agreement is accurate in all material respects as of its date.

         (o) Solvency. The Transferor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Transferor is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this

Agreement, the Transferor will have adequate capital to conduct its business as presently conducted and as contemplated by this Agreement.

         (p) Compliance. The Transferor has complied, and will comply on each Initial Issuance Date, in all material respects with all Requirements of Law with respect to it, its business and properties and all Receivables transferred to the Trust hereunder and the Contracts related thereto.

         (q) Taxes. The Transferor has filed all material tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Transferor or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. The Transferor knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

         (r) Use of Proceeds. No proceeds of the issuance of any Certificate will be used by the Transferor to acquire any security in a transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin security in violation of any applicable law or regulation.

         (s) Dell Collection Accounts. The Dell Collection Account Banks are the only institutions holding Dell Collection Accounts for the receipt of payments from Dell Post-Office Boxes in respect of Receivables (subject to such changes as may be made from time to time in accordance with Section 4.02(b)) and all Obligors, and only such Obligors, have been or will be instructed to make payments only to Dell Collection Accounts and such instructions have not been modified or revoked by Transferor and such instructions are, to the best knowledge of the Transferor, in full force and effect.

         (t) Trust Early Amortization Event. As of the Initial Issuance Date for any Series, no Trust Early Amortization Event and no condition that with the giving of notice and/or the passage of time would constitute a Trust Early Amortization Event, has occurred and is continuing.

         (u) ERISA. No Plan (as defined in Section 3(3) of ERISA) maintained by the Transferor or any of its ERISA Affiliates (as defined in Section 414(b), (c), (m) or (o) of the Internal Revenue Code) has any accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived. The Transferor and each ERISA Affiliate of the Transferor has timely made all contributions required to be made by it to any Plan and Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) to which contributions are or have been required to be made since January 3, 1991 by the Transferor or such ERISA Affiliate, and no event requiring notice to the PBGC (as defined in Section 2613.2 of ERISA Regulations) under Section 302(f) of ERISA has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in any case, that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Transferor or the payment of any material amount to avoid such Lien. No Plan Event (as defined in Section 4043 of ERISA) with respect to the Transferor or any of its ERISA Affiliates has occurred or could reasonably be expected to occur that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Transferor or the payment of any material amount to avoid such Lien.

         (v) Fraudulent Conveyance. The Transferor is not entering into the transactions contemplated hereby with the intent of hindering, delaying or defrauding creditors.

         (w) Limited Purpose. The Transferor engages in no activities other than those contemplated by the Transaction Documents.

         The representations and warranties set forth in this Section 2.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Provider. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

         SECTION 2.04. Representations and Warranties of the Transferor Relating to the Trust Assets. The Transferor hereby represents and warrants to the Trust as of the date hereof and, by accepting on the Transfer Date the proceeds of such Transfer, as of the Transfer Date and, except for the representation and warranty contained in subparagraph (j), by accepting on each date during the Revolving Period for any Series the proceeds of each Transfer of Receivables, as of such date, that:

         (a) Valid Transfer. Each of the Receivables Purchase Agreements creates a valid sale, transfer and assignment to the Transferor of, and the Transferor is the legal and beneficial owner of, all right, title and interest of the Originators in and to the Receivables now existing and hereafter created during the Revolving Period and the proceeds thereof. This Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreements, and in and to all other Trust Assets and the proceeds thereof and such funds as are required to be deposited pursuant to this Agreement from time to time in the Concentration Account, the Dell Collection Accounts and any Series Account, or, if this Agreement does not constitute such a transfer and assignment, constitutes a valid grant to the Trust of a first priority perfected "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables and other Trust Assets created hereunder) in all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreements, and in and to all other Trust Assets and the proceeds thereof which, in the case of existing Receivables and the other existing Trust Assets and the proceeds thereof, is enforceable (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity) by the Trustee upon execution and delivery of this Agreement, and which, in the case of the Receivables and all other Trust Assets hereafter created and the proceeds thereof, will be enforceable (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity) by the Trustee upon such creation. Upon the filing of the appropriate financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof and payment therefor, the Trust shall have an ownership or first priority perfected security interest in those Trust Assets and the proceeds thereof in which a security interest may be perfected by filing appropriate financing statements. The Transferor has caused the Servicer to clearly and unambiguously mark all its computer records and all its microfiche storage files, if any, regarding such Receivables as the property of the Trust and shall cause the Servicer to maintain such records in a manner such that the Trust's perfected interest of first priority in the Receivables shall not be adversely affected in any material respect.

         (b) No Claim or Interest. Except as otherwise provided in this Agreement or any applicable Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Concentration Account, the Dell Collection Accounts or any Series Account. Each Receivable and the Collections with respect thereto has been or will be transferred to the Trust free and clear of any adverse claim or interest of any other Person (other than disputes with Obligors in the ordinary course of business or in connection with an Insolvency Event of the related Obligor) not holding through the Trust.

         (c) Outstanding Balance; Net Receivables Balance. As of the Initial Issuance Date for any Series, the Net Receivables Balance is at least equal to the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield/Fee Reserves for all outstanding Series and (iii) the Trust Invested Amount (computed as if reduced by (A) the aggregate amount of Cure Funds held in the Cure Accounts of all outstanding Series and (B) funds allocated to the Trust Partial Amortization Amount and held in the Concentration Account).

         (d) Liens. Each Receivable and all other Trust Assets have been Transferred to the Trust free and clear of any Lien except as created hereby or by the Receivables Purchase Agreements.

         (e) Eligibility. Each Receivable was purchased in accordance with the terms of the Receivables Purchase Agreements and each Receivable that was classified as an "Eligible Receivable" by the Transferor in any document or report delivered hereunder satisfied, at the time of such classification, the requirements of eligibility contained in the definition of Eligible Receivable; provided, however, that this representation shall not cover Reconveyed Receivables.

         (f) Investment Company Act. Each Transfer of Receivables to the Trust hereunder constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise or services within the meaning of Section 3(c)(5) of the Investment Company Act.

         (g) Dell Post-Office Boxes, Dell Collection Accounts and the Concentration Account. Specified on Schedule I hereto are (i) the Dell Post-Office Box numbers, (ii) the names, addresses and ABA numbers of all the Dell Collection Account Banks, together with the account numbers of the Dell Collection Accounts and the name of a contact person at each Dell Collection Account Bank and (iii) the name, address and ABA number of the Concentration Account Bank, together with the account number and the name of a contact person for the Concentration Account.

         (h) No Rescission. Neither any Receivable transferred hereunder nor any Contract has been satisfied, subordinated or rescinded or except as disclosed in writing to the Trustee, amended in any manner and such Receivables have not, except as permitted hereunder, been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified.

         (i) No Payment. The Transferor has no knowledge of any fact which would lead it to expect that, when billed, any Receivable transferred hereunder would not be paid in accordance with its terms when due.

         (j) Offering of Certificates. Neither the Transferor nor any agent acting on its behalf has, directly or indirectly, offered any Certificate or any similar security of the Transferor for sale to, or solicited any offer to buy any Certificate or any similar security of the Transferor from, or otherwise approached or negotiated with respect thereto, with any Person which, and neither the Transferor nor any agent acting on its behalf has taken or will take any action which, would subject the issuance or sale of any Certificate to the provisions of Section 5 of the Act or to the qualification provisions of any securities or blue sky law of any applicable jurisdiction.

         In the event of a breach with respect to any Receivable of the representation and warranty set forth in Section 2.04(e) (a) which cannot be cured by the Business Day following the first day on which a Responsible Officer of the Transferor has knowledge thereof and (b) which causes the Net Receivables Balance to be less than the Required Net Receivables Balance, the Transferor shall repurchase such Receivable (a "Reconveyed Receivable") from the Trust such that the payment for such Reconveyed Receivable is sufficient to cause the Net Receivables Balance to be equal to or greater than the Required Net Receivables Balance. The Servicer shall deduct the unpaid balance of such Reconveyed Receivable from the balance of Eligible Receivables in the Trust and on and after the date of such removal, such Reconveyed Receivable shall not be included in the calculation of the Net Receivables Balance. As payment for such Reconveyed Receivable, the Transferor shall make or cause to be made a deposit in the Cure Accounts of each outstanding Series in immediately available funds in an amount equal to the aggregate of the unpaid principal balance of such Reconveyed Receivable. The Transferor shall make such deposit, or cause such deposit to be made, by the close of business on the Business Day following the day a Responsible Officer of the Transferor obtains knowledge of the existence of such Reconveyed Receivable. Such deposit shall be considered payment in full for such Reconveyed Receivable during the Collection Period in which such payment occurs. Collections related to Reconveyed Receivables shall be deposited by the Trustee to the Transferor's Account. At the expense of the Servicer or the Transferor, the Trustee shall execute such documents and instruments of transfer or assignment as shall be prepared by the Transferor or the Servicer, and shall take such other actions as shall reasonably be requested by the Transferor, to effect the removal of such Reconveyed Receivable from the Trust pursuant to this paragraph. Upon removal of a Reconveyed Receivable from the Trust, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to or upon the order of the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Reconveyed Receivable and Collections with respect thereto and all proceeds thereof. The obligation of the Transferor set forth in this paragraph shall constitute the sole remedy respecting any breach of the representations and warranties set forth in this Section 2.04(e) with respect to such Receivable available to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders) or any other Indemnified Party.

         The representations and warranties set forth in this Section 2.04 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Provider. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

         SECTION 2.05. Affirmative Covenants of the Transferor. The Transferor hereby covenants and agrees that, until termination of the Trust:

         (a) Compliance with Law. The Transferor shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables, will maintain in effect all qualifications required under Requirements of Law in order to properly purchase and convey the Receivables and other Trust Assets to the Trust and will comply in all material respects with all Requirements of Law applicable to the Transferor, its business and properties and the Trust Assets, where failure to so comply would have a material adverse effect on the Trust Assets or the ability of the Transferor to perform in any material respects its obligations hereunder or under the Receivables Purchase Agreements.

         (b) Preservation of Legal Existence. The Transferor will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the interests of the Trustee or of the Investor Certificate- holders hereunder or in the Trust Assets, (ii) the collectibility of any Receivable or (iii) the ability of the Transferor or the Servicer to perform its obligations hereunder or under the Receivables Purchase Agreements in any material respects.

         The Transferor shall provide to the Trustee access to the documentation regarding the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable written request, (ii) during normal business hours, (iii) subject to the Transferor's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Transferor.

         (c) Keeping of Records and Books of Account. The Transferor will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Transferor and shall be separate and apart from those of any Affiliate of the Transferor, in which full and correct entries shall be made of all financial transactions and the assets and business of the Transferor in accordance with generally accepted accounting principles consistently applied,
(ii) maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and (iii) keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

         (d) Location of Records. The Transferor will keep its chief place of business, chief executive office and the office where it keeps the books, records and documents regarding the Receivables and the other Trust Assets at the address of the Transferor referred to in Section 13.05.

         (e) Maintenance of Separate Director. The general partner of the Transferor will maintain at least one independent director who is not an officer, director, shareholder (holding more than a five percent interest in) or employee of (i) Dell or (ii) any Affiliate of Dell or the Transferor (other than the limited partner of the Transferor), or a parent, child, spouse or sibling of any such Person; provided, however, that if such independent director dies or resigns, the general partner of the Transferor shall have 10 Business Days to replace that Person with another independent director. The general partner of the Transferor will not, without the consent of such independent director, acquiesce, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

         (f) Payment of Taxes, Etc. The Transferor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such nonpayment could not reasonably be expected to subject any Indemnified Party to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interests covered hereunder or under the Receivables Purchase Agreements, (ii) the charge or levy is being contested in good faith through appropriate proceedings and (iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

         (g)   Reporting Requirements. The Transferor will:

         (i) within one Business Day after a Responsible Officer obtains knowledge of the occurrence of any Trust Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period or any event which, with the giving of notice or lapse of time or both, would constitute a Trust Early Amortization Event, notify (either orally or in writing) the Trustee of such occurrence;

         (ii) as soon as possible and in any event (A) within three Business Days after a Responsible Officer obtains knowledge of the occurrence of any Trust Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period, or any event which, with the giving of notice or lapse of time or both, would constitute a Trust Early Amortization Event, furnish to the Trustee and each Rating Agency the written statement of a Responsible Officer setting forth details of such Trust Early Amortization Event, the commencement of such Partial Amortization Period or Cure Period or such event and the action which the Transferor has taken and proposes to take with respect thereto, and (B) within three Business Days after a Responsible Officer obtains knowledge thereof, give written notice to the Trustee and each Rating Agency of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Transferor to perform its obligations under this Agreement or the Receivables Purchase Agreements;

         (iii) promptly, from time to time, furnish to the Trustee such other information, documents, records or reports regarding the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Transferor as the Trustee may from time to time reasonably request;

         (iv) as soon as practicable and in any event not later than the later of (A) 50 days after the close of each of its first three fiscal quarters and (B) five days after the report of Dell on Form 10-Q is required to be filed with the Securities and Exchange Commission (taking into account any extensions), deliver to the Trustee and each Rating Agency its unaudited financial statements (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) (subject to normal year-end adjustments), certified by the Chief Financial Officer or Chief Accounting Officer of the Transferor and prepared in accordance with generally accepted accounting principles consistently applied; and

         (v) as soon as practicable and in any event not later than the later of (A) 100 days after the close of each of its fiscal years and (B) 10 days after the report of Dell on Form 10-K is required to be filed with the Securities and Exchange Commission (taking into account any extensions), deliver to the Trustee and each Rating Agency its audited financial statements (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) certified by Independent Public Accountants and prepared in accordance with generally accepted accounting principles consistently applied.

         (h) Receivables Purchase Agreements. The Transferor will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreements, maintain the Receivables Purchase Agreements in full force and effect, enforce its rights under the Receivables Purchase Agreements substantially in accordance with the terms thereof and comply with its obligations under all Contracts and invoices giving rise to Receivables. The Transferor shall, within one Business Day after a Responsible Officer obtains knowledge of the occurrence of any Termination Event or any event which, with the giving of notice or lapse of time or both, would constitute a Termination Event, notify (either orally or in writing) the Trustee of such occurrence. The Transferor shall promptly furnish to the Trustee copies of any notices, reports or certificates given or delivered to the Transferor under the Receivables Purchase Agreements.

         (i) UCC Opinion. The Transferor shall deliver to the Trustee, on or before April 30 of each year, beginning with April 30, 1996, an Opinion of Counsel to the Transferor (who may be counsel employed by the Transferor or an Affiliate of the Transferor), dated as of a date subsequent to the end of the immediately preceding fiscal year, substantially to the effect that, in the opinion of such counsel, either (A) such action has been taken with respect to the recording, registering, filing, rerecording, re-registering and re-filing of financing statements, continuation statements or other instructions or documents as is necessary to continue the perfection of the interests of the Trustee in and to the Receivables conveyed hereby (to the same extent as such interest was perfected on the Transfer Date with respect to the Receivables then owned by the Transferor) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (B) no such action is necessary to continue the perfection of such interests.

         (j) Further Action. The Transferor shall, from time to time, execute and deliver to the Trustee any instruments, financing or continuation statements or other writings reasonably necessary to maintain the perfection or priority of the Trustee's ownership or security interest in the Receivables and the Collections under the UCC or other applicable law. The Transferor shall, from time to time, execute and deliver to the Obligors on the Receivables any bills, statements and letters or other writings necessary to carry out the terms and provisions of this Agreement and to facilitate the collection of the Receivables in a manner consistent with the Credit Policy and Procedures Manual.

         SECTION 2.06. Negative Covenants of the Transferor. The Transferor hereby further covenants that, unless it shall have received the written consent of a Majority in Interest of each outstanding Series and the Rating Agency Condition shall have been satisfied, until termination of the Trust:

         (a) No Liens. Except for the Transfer hereunder and the security interest granted pursuant to Section 2.01(a), the Transferor will not sell, pledge, assign or transfer any Receivable or any interest therein or any other Trust Asset to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Trust Asset or any other property or asset of the Transferor (other than the Transferor Certificate, any Supplemental Certificate and funds deposited to the Transferor's Account pursuant to the applicable Supplement or the Transferor Certificate), whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust in and to the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

         (b) Activities of the Transferor. The Transferor will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized by this Agreement or the Receivables Purchase Agreements or any document related hereto or thereto or incidental to its ability to carry out its obligations under such agreements.

         (c) Indebtedness. Except for the Subordinated Notes, the Transferor will not create, incur or assume any indebtedness

(other than operating expenses incurred in the performance of or incidental to its obligations under this Agreement which shall not exceed $50,000 per annum) or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables.

         (d) Guarantees. Except as provided herein, the Transferor will not become or remain liable, directly or indirectly, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

         (e) Investments. The Transferor will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for purchases of Receivables pursuant to the terms of the Receivables Purchase Agreements, investments in Eligible Investments in accordance with the terms of this Agreement and holding the Transferor Certificate.

         (f) Extension or Amendment of Receivables. The Transferor will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Servicer), except as permitted in
Section 3.01(c), the terms of any Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by the Servicer) any payment term or condition of any invoice related thereto (other than as provided in the Credit Policy and Procedures Manual) if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Receivable beyond 60 days from the date of the invoice. The Transferor will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority. Notwithstanding the foregoing provisions of this Section 2.06(f), each of the Transferor and the Servicer may extend, amend, modify, cancel or rescind (and the Transferor need not object to any such action by the Servicer) any Diluted Receivable in connection with a valid dispute; provided, however, that such amendment, modification, cancellation or rescission shall not have a material adverse effect on the interests of the Certificateholders.

         (g) Change in Legal Name. The Transferor will not (i) make any change to its legal name, identity or business structure in any manner or chief executive office or use any tradenames, fictitious names, assumed names or "doing business as" names unless, prior to the effective date of any such name change, change in chief executive office, or use, the Transferor delivers to the

Trustee such financing statements (Forms UCC-l and UCC-3) executed by the Transferor which the Trustee may reasonably request to reflect such name change, change in chief executive office, or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or
(ii) change its jurisdiction of organization unless the Trustee shall have received from the Transferor (A) written notice of such change at least 45 days prior to the effective date thereof, and (B) prior to the effective date thereof, if requested by the Trustee, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, as to such organization and the Transferor's valid existence and good standing and the continued perfection of the interests of the Trustee in and to the Receivables conveyed hereby (to the same extent as such interest was perfected on the Transfer Date with respect to the Receivables then owned by the Transferor).

         (h) Receivables Purchase Agreements. The Transferor will not (i) cancel or terminate the Receivables Purchase Agreements or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Receivables Purchase Agreements or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Purchase Agreements or (iv) take any other action under the Receivables Purchase Agreements not contemplated or required by the terms thereof.

         (i) Organization. Except as permitted by Section 2.06(k), the Transferor will not amend its limited partnership agreement.

         (j) Maintenance of Separate Existence. The Transferor will not (i) fail to do all things necessary to maintain its existence as a limited partnership separate and apart from the Servicer, Dell Marketing L.P., Dell Direct Sales L.P., Dell, any Affiliate of Dell, and any Affiliate of the Transferor including, without limitation, conducting business correspondence in its own name and maintaining appropriate and separate books, records and financial statements; (ii) suffer any limitation on the authority of its own partners and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own partners and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a limited partnership's own partners and officers would customarily be responsible; (iii) fail to (A) maintain or cause to be maintained by an agent of the Transferor under the Transferor's control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other Person, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its money and assets from those of any other Person (including, but not limited to, maintaining separate bank accounts in its own name), and (E) maintain offices through which its business is conducted separate from those of the Servicer, Dell Marketing L.P., Dell Direct Sales L.P., Dell, any Affiliate of Dell and any Affiliate of the Transferor (other than the general partner of the Transferor) (provided that, to the extent that the Transferor and the general partner of the Transferor, on the one hand, and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, each such entity shall bear its fair share of such costs and expenses and each such office shall be conspicuously identified as the office of such entity); (iv) commingle its money or other assets with those of the Servicer, Dell Marketing L.P., Dell Direct Sales L.P., Dell, any Affiliate of Dell or any Affiliate of the Transferor, or use its funds for other than the Transferor's uses; (v) fail to (A) maintain its books, financial statements, accounting records and other business documents and records complete and separate from those of the Servicer, Dell Marketing L.P., Dell Direct Sales L.P., Dell or any other entity, (B) act solely in its legal name and through its authorized officers and agents or the authorized officers and agents of its general partner, (C) make investments directly or by brokers engaged and paid by the Transferor or its agents, (D) separately manage its liabilities from those of the Servicer, Dell Marketing L.P., Dell Direct Sales L.P., Dell or any Affiliate of Dell and pay its own liabilities, including all administrative expenses, from its own separate assets (provided that, to the extent employees of the Transferor participate in pension, insurance and other benefit plans of Dell or any Affiliate thereof, the Transferor will reimburse Dell or such Affiliate, as the case may be, for an appropriate share of the costs thereof),
(E) pay from its assets all obligations and indebtedness of any kind incurred by it and (F) abide by all legal formalities, including the maintenance of current partnership records; (vi) assume the liabilities of the Servicer, Dell Marketing L.P., Dell Direct Sales L.P., Dell or any Affiliate of Dell; (vii) guarantee the liabilities or securities of the Servicer, Dell Marketing L.P., Dell Direct Sales L.P., Dell or any Affiliate of Dell; (viii) be involved in the day-to-day management of the Servicer, Dell Marketing L.P., Dell Direct Sales L.P. or Dell;
(ix) act as agent of Dell Marketing L.P. or Dell Direct Sales L.P. or allow Dell Marketing L.P. or Dell Direct Sales L.P. to act as its agent; (x) make any advances to Dell Marketing L.P. or Dell Direct Sales L.P.; (xi) acting through its general partner, have insufficient officers and personnel to conduct its business and operations; (xii) enter into business transactions with any of its Affiliates unless the terms are not more or less favorable to the Transferor in any material respect than terms and conditions available at the time to the Transferor for comparable transactions with unaffiliated persons and a majority of the Board of Directors of the general partner of the Transferor including each director who is an independent director approve the transaction; (xiii) if the Transferor is included within the consolidated financial statements of Dell or any Affiliate thereof, fail to disclose in a footnote in the financial reports required by Section 2.05(g) the existence of the Transferor as a separate legal entity and the participation of the Transferor in the transactions contemplated by the Transaction Documents or
(xiv) fail to establish investment guidelines and criteria by a majority of the Board of Directors of its general partner including at least one director who is an independent director.

         (k) Ownership; Merger. The Transferor will not, unless the Rating Agency Condition is satisfied, (i) admit any partner (other than its current partners) or permit either of its current partners to transfer all or any portion of its partnership interest in the Transferor to any Person (other than the other current partner), or enter into any transaction of merger or consolidation, or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein) or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, except indirectly in connection with a consolidation or merger of Dell with any of its Controlled Affiliates, in connection with which the Trustee shall have received an Opinion of Counsel, which counsel shall not be an employee of the Transferor, Dell or any of their respective Affiliates, that such consolidation or merger does not affect the separate existence of Transferor.

         (l) ERISA. The Transferor shall promptly give the Trustee notice of the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Transferor obtains knowledge thereof: (i) the occurrence or expected occurrence of any material Reportable Event with respect to any Plan to which the Transferor or any of its ERISA Affiliates contributed, or any withdrawal from, or the termination, reorganization or Insolvency Event of any Multiemployer Plan to which the Transferor or any of its ERISA Affiliates contributes or to which contributions have been required to be made by the Transferor or such ERISA Affiliate since January 3, 1991 or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Transferor or any of its ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or Insolvency Event of, any such Plan or Multiemployer Plan.

         SECTION 2.07. Addition and Removal of Originators. (a) At any time following the Transfer Date, the Transferor may designate any Affiliate of Dell or any division of (1) Dell Marketing L.P., (2) Dell Direct Sales L.P. or (3) any other Affiliate of Dell as an Originator (an "Additional Originator") provided that the following conditions are satisfied: (A) either (i) the average of the aggregate principal balance of Receivables generated by such Additional Originator as of the last day of each of the immediately preceding twelve months does not exceed 5% of the average of the aggregate principal balance of Eligible Receivables owned by the Trust as of the last day of each of such twelve months or (ii) the Rating Agency Condition shall have been satisfied, (B) such Additional Originator shall be subject to the provisions of the Cross-Guarantee Agreement, (C) Dell Marketing L.P. or Dell Direct Sales L.P., as the case may be, shall guarantee all obligations of such Additional Originator pursuant to the Transaction Documents, (D) all opinions with respect to any Originator given on the Initial Issuance Date shall be affirmed on the date the Transferor designates an Additional Originator and (E) the Transferor shall not designate more than two Additional Originators in any twelve-month period unless the Rating Agency Condition is satisfied.

         (b) The Transferor may cause any Originator to no longer be designated as an "Originator" (a "Removed Originator"), and the Transferor shall cease purchasing Receivables from such Removed Originator, provided that (i) the average of the aggregate principal balance of Receivables generated by such Removed Originator as of the last day of each of the immediately preceding twelve months does not exceed 5% of the average of the aggregate principal balance of Eligible Receivables owned by the Trust as of the last day of each of such twelve months, (ii) the Transferor provides timely written notice of such change in designation to each Rating Agency, (iii) the Rating Agency Condition shall have been satisfied and (iv) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate stating that the Transferor reasonably believes that the removal of such Removed Originator will not result in the occurrence of a Trust Early Amortization Event.

         (c) Notwithstanding anything in this Section 2.07 to the contrary, no Originator shall be designated as an Additional Originator or a Removed Originator on any day if, as of such day, the aggregate cumulative amount of Receivables generated by Additional Originators or Removed Originators, including any Originator to be designated as an Additional Originator or a Removed Originator on such day, is greater or less than the aggregate principal balance of Eligible Receivables owned by the Trust as of the day prior to such removal or addition by 10% or more.

         (d) Notwithstanding anything in this Section 2.07 to the contrary, a Majority in Interest of each outstanding Series may consent to changes in the foregoing subsections (a), (b) and (c) hereof, provided that the Rating Agency Condition has been satisfied and notice has been given to the Trustee.

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Dell USA L.P. agrees to act as the Servicer for the benefit of the Certificateholders under this Agreement (subject to Article X) and the Certificateholders by their acceptance of the Certificates consent to Dell USA L.P. so acting as Servicer.

         (b) The Servicer shall (subject to Article X) enforce its respective rights and interests in, to and under the Receivables and the other Trust Assets on behalf of the Trust. The Servicer shall service, administer and collect the Receivables and, in connection therewith, the Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Policy and Procedures Manual.

         (c) Provided that no Trust Early Amortization Event or Servicer Default shall have occurred and be continuing, and no Partial Amortization Period shall have commenced and be continuing, the Servicer may, in accordance with the Credit Policy and Procedures Manual, extend the maturity, adjust the Outstanding Balance, or otherwise modify the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any invoice related thereto, all as it may determine to be appropriate to maximize Collections thereof; provided that, for all purposes hereunder, any such Receivable shall remain a "Defaulted Receivable" in the amount of its Outstanding Balance (without giving effect to any such extension, adjustment, amendment, modification or waiver) until paid or charged off as uncollectible.

         (d) The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, subject to the terms and conditions of this Agreement and the applicable Supplement. Without limiting the generality of the foregoing and subject to Section 10.01 and any limitations provided in any Supplement, the Servicer or its designee is hereby authorized and empowered (i) to instruct the Trustee to make withdrawals and payments from the Concentration Account, subject to the limitations set forth in Section 4.02(a) and as otherwise set forth in this Agreement, (ii) to instruct the Trustee to make withdrawals and payments from the Series Accounts, subject to the limitations set forth in the related Supplement and as otherwise set forth in this Agreement, (iii) to instruct the Trustee to take any action required or permitted under any Enhancement, (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements, and (v) only (A) with the prior consent of a Majority in Interest of each outstanding Series and (B) upon satisfaction of the Rating Agency Condition, to subcontract with any other Person (excluding the Transferor) (at the Servicer's expense) for servicing, administering or collecting the Receivables; provided that such Person shall not become Servicer hereunder and the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Trustee shall execute any documents furnished by the Servicer which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and acceptable in form and substance to the Trustee. The Trustee shall, upon the written request of the Servicer, furnish the Servicer with any documents then in the Trustee's possession which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (e) The Servicer shall not, and no Successor Servicer shall be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other trade receivables or its business in general.

         (f) The relationship of the Servicer (and of any Successor Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor to or with the Trust and shall not be construed to be that of a joint venturer, partner, or agent, such that the acts of the Servicer (or any Successor Servicer) are in any way vicariously attributable to the Trustee in its individual capacity prior to such time as the Trustee may serve as Servicer pursuant to the provisions of Article X.

         SECTION 3.02. Servicing Compensation; Servicer's Expenses.

         (a) Compensation. As full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a monthly servicing fee (the "Servicing Fee") for each Collection Period (or portion thereof) from the Initial Issuance Date for each Series until the termination of the Amortization Period, payable in arrears on the Distribution Date with respect to such Collection Period (or portion), in an amount equal to the aggregate of the Series Servicing Fees specified in the Supplements. The Servicing Fee shall be payable only from Investor Collections pursuant to, and subject to the priority of payment set forth in, the Supplements; provided, however, that if the Trustee is appointed Successor Servicer, and Investor Collections are insufficient to pay the Servicing Fee in full, the Trustee may seek payment of the Servicing Fee from Dell under the Parent Undertaking Agreement.

         (b) Expenses. The Servicer's expenses include the Trustee's Fee (to the extent not paid from Collections) and all documented expenses and liabilities (other than any liability of the Trust with respect to any amount payable solely out of Collections or any personal liability of the Trust to repay the Certificates) of the Trust not expressly stated herein to be for the account of the Certificateholders, including without limitation expenses related to enforcement of the Receivables and the other amounts due to the Trustee pursuant to Section 11.05, the reasonable fees and disbursements of the Independent Public Accountants in connection with this Agreement, any Supplement and the Receivables Purchase Agreements, and other fees and documented expenses including but not limited to the costs of filing UCC continuation statements; provided that in no event shall the Servicer be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders except as expressly provided herein. Such expenses shall be payable first, by the Servicer out of the Servicing Fee, second, to the extent not paid by the Servicer, by the Transferor for its own account, third, to the extent the Transferor shall fail to pay any of such expenses, by the Servicer for its own account, and the Servicer shall not be entitled to any payment for any such expenses other than the Servicing Fee and reimbursement from the Transferor, and fourth, to the extent not paid by the Servicer or the Transferor, by Dell pursuant to the Parent Undertaking Agreement. In addition, to the extent not paid from the Servicing Fee, the Transferor shall pay for its own account, and, if the Transferor fails to do so, the Servicer will pay, all fees and expenses incurred by or on behalf of the Servicer in connection with its servicing activities hereunder (including without limitation expenses related to enforcement of the Receivables and the costs of a Service Transfer) or otherwise in connection herewith (including without limitation the fees and expenses set forth above), and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee and reimbursement from the Transferor). The Transferor's and Servicer's covenant to pay the expenses and disbursements provided in this Section 3.02(b) shall survive the termination of the Trust.

         SECTION 3.03. Representations and Warranties of the Servicer. Dell USA L.P., as Servicer, hereby represents and warrants, as of the date hereof and as of the Transfer Date, and, with respect to any Series, as of the date of the related Supplement and the related Initial Issuance Date, in each case unless otherwise stated in such Supplement:

         (a) Organization. The Servicer is a limited partnership duly organized and validly existing under the applicable laws of Texas and has, in all material respects, full power, authority and legal right to own its properties and conduct its business including its receivables servicing business as such properties are presently owned and as such business is presently conducted and as is proposed to be conducted under this Agreement, any Supplement and the Cross-Guarantee Agreement, and to execute, deliver and perform its obligations under this Agreement, any Supplement and the Cross-Guarantee Agreement.

         (b) Due Qualification. The Servicer is duly qualified to do business (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the servicing of the Receivables in accordance with the terms of this Agreement, any Supplement and the Cross-Guarantee Agreement requires such qualification, except where failure to so qualify or to obtain such licenses or approvals would not have a material adverse effect upon the Certificateholders or on its ability to perform its obligations as Servicer under this Agreement, any Supplement and the Cross-Guarantee Agreement.

         (c) Due Authorization. The Servicer's execution, delivery and performance of this Agreement, each Supplement, the Cross-Guarantee Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby or thereby, and the consummation of the transactions contemplated by this Agreement, each Supplement and the Cross-Guarantee Agreement, have been duly and validly authorized by all necessary action on the part of the Servicer.

         (d) Binding Obligation. Each of this Agreement, each Supplement and the Cross-Guarantee Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now and hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (e) No Conflict. The Servicer's execution and delivery of this Agreement and the Cross-Guarantee Agreement, performance of the transactions contemplated by this Agreement, each Supplement and the Cross-Guarantee Agreement, and fulfillment of the terms hereof and thereof applicable to the Servicer, do not conflict with or violate in any material respects any Requirements of Law applicable to the Servicer, or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement, any Supplement or the Cross-Guarantee Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Cross-Guarantee Agreement, or (iii) seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or operations of the Servicer or the performance by the Servicer of its obligations under this Agreement, any Supplement or the Cross-Guarantee Agreement.

         (g) No Consents. No authorization, consent, license, order or approval of or registration or declaration with any Person or Governmental Authority is required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement, any Supplement or the Cross-Guarantee Agreement by the Servicer or the performance of its obligations hereunder and thereunder.

         (h) Dell Post-Office Boxes, Dell Collection Accounts and the Concentration Account. Specified on Schedule I hereto are (i) the Dell Post-Office Box numbers, (ii) the names, addresses and ABA numbers of all the Dell Collection Account Banks, together with the account numbers of the Dell Collection Accounts and the name of a contact person at each Dell Collection Account Bank and (iii) the name, address and ABA number of the Concentration Account Bank, together with the account number and the name of a contact person for the Concentration Account.

         (i) Payment Instructions. The Servicer has notified the Obligor on each Receivable to make payments on such Receivable to either one of the Dell Post-Office Boxes or one of the Dell Collection Accounts.

         (j) Daily Reports and Determination Date Certificates. Each Daily Report and Determination Date Certificate delivered by the Servicer pursuant to this Agreement shall be true and correct in all material respects as of the date such report or certificate is delivered.

         (k) Servicer Default. No Servicer Default has occurred or is continuing.

         (l) Trust Early Amortization Event. No Trust Early Amortization Event has occurred or is continuing.

         Each Successor Servicer, by acceptance of its appointment hereunder, shall, as of the date of such appointment and, with respect to any Series issued after such date, as of the date of the related Supplement and the related Initial Issuance Date, make substantially similar representations and warranties as those contained above.

         The representations and warranties set forth in this Section 3.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon a discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

         SECTION 3.04. Covenants of the Servicer. The Servicer hereby covenants and agrees that, until termination of the Trust:

         (a) Change in Accounts. The Servicer will not (i) make any changes to
Schedule I hereto or (ii) amend any instruction to any Obligor or any Dell Collection Account Bank with respect to any Dell Post-Office Box or Dell Collection Account or (iii) terminate or substitute any Cure Account, in any case (A) except as otherwise required or permitted pursuant to Section 4.02 or the applicable Supplement and (B) unless the Trustee shall have received notice of such change, amendment, termination or substitution and executed copies of Dell Collection Account Letters to each new Dell Collection Account Bank.

         (b) Collections. (i) In the event that the Servicer receives any Collections, the Servicer agrees to hold all such Collections in trust and to deposit such Collections to the appropriate Collection Account as soon as practicable, but in no event later than two Business Days after receipt thereof.

         (ii) In the event that any Affiliate of the Servicer receives any Collections, the Servicer agrees to cause such Affiliate to hold all such Collections in trust and to cause such Affiliate to deposit such Collections to the appropriate Collection Account as soon as practicable, but in no event later than five Business Days after receipt thereof.

         (c) Compliance with Requirements of Law. The Servicer will duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under any Requirements of Law in order to service properly each Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable.

         (d) Extension or Amendment of Receivables. The Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Transferor), except as permitted in
Section 3.01(c), the terms of any Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by the Transferor) any payment term or condition of any invoice related thereto (other than as provided in the Credit Policy and Procedures Manual) if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Receivable beyond 60 days from the date of the invoice. The Servicer will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority. Notwithstanding the foregoing provisions of this Section 3.04(d), each of the Servicer and the Transferor may extend, amend, modify, cancel or rescind (and the Servicer need not object to any such action by the Transferor) any Diluted Receivable in connection with a valid dispute; provided, however, that such amendment, modification, cancellation or rescission shall not have a material adverse effect on the interests of the Certificateholders.

         (e) Protection of Certificateholders' Rights. The Servicer will take no action which would impair the rights of Certificateholders in any Receivable or Trust Asset, except as provided in this Agreement.

         (f) Deposits to Concentration Account, any Dell Collection Account or any Series Account. The Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit known to it, cash or cash proceeds other than Collections to the Concentration Account, any Dell Collection Account or any Series Account.

         (g) Receivables Not To Be Evidenced by Promissory Notes. The Servicer will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Transferor shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than three Business Days after execution thereof.

         (h) Reporting Requirements. The Servicer will:

         (i) within one Business Day after a Responsible Officer obtains knowledge of the occurrence of a Servicer Default or a Trust Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period or any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default or Trust Early Amortization Event, notify (either orally or in writing) the Trustee of such occurrence;

         (ii) as soon as possible and in any event (A) within three Business Days after a Responsible Officer obtains knowledge of the occurrence of a Servicer Default or any Trust Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period, or any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default or a Trust Early Amortization Event, furnish to the Trustee and each Rating Agency the written statement of a Responsible Officer setting forth details of such Servicer Default or Trust Early Amortization Event, the commencement of such Partial Amortization Period or Cure Period or such event and the action which the Servicer has taken and proposes to take with respect thereto, and (B) within three Business Days after a Responsible Officer obtains knowledge thereof, give written notice to the Trustee and each Rating Agency of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement;

         (iii) promptly, from time to time, furnish to the Trustee such other information, documents, records or reports regarding the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Servicer as the Trustee may from time to time reasonably request;

         (iv) as soon as practicable and in any event not later than the later of (A) 50 days after the close of each of its first three fiscal quarters in any fiscal year and (B) five days after the report of Dell on Form 10-Q is required to be filed with the Securities and Exchange Commission (taking into account any extensions), deliver to the Trustee and each Rating Agency its unaudited financial statements (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) (subject to normal year-end adjustments), certified by the Chief Financial Officer or Chief Accounting Officer of the Servicer and prepared in accordance with generally accepted accounting principles consistently applied; and

         (v) as soon as practicable and in any event not later than the later of (A) 100 days after the close of each of its fourth fiscal quarter in any fiscal year and (B) 10 days after the report of Dell on Form 10-K is required to be filed with the Securities and Exchange Commission (taking into account any extensions), deliver to the Trustee and each Rating Agency its unaudited financial statements (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) certified by the Chief Financial Officer or Chief Accounting Officer of the Servicer and prepared in accordance with generally accepted accounting principles consistently applied.

         The Servicer shall provide to the Trustee access to the documentation regarding the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Servicer.

         (i) Filing of Continuation Statements. The Servicer shall prepare and file such continuation statements and any other documents reasonably requested by the Trustee, Transferor or any of the Certificateholders or which may otherwise be required by law to fully preserve and protect the interest of the Trustee, Transferor or any of the Certificateholders hereunder in and to the Receivables.

         (j) Change in its Credit Policy and Procedures Manual. The Servicer shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the Credit Policy and Procedures Manual, except insofar as any failure to so comply or perform would not adversely affect the Certificateholders in any material respect. Subject to compliance with all Requirements of Law, the Transferor or the Servicer, as applicable, may change the terms and provisions of the Credit Policy and Procedures Manual; provided, however, that (i) with respect to a material change of collection policies, the Rating Agency Condition is satisfied with respect thereto and (ii) with respect to a change of collection procedures, no material adverse effect on any Series of Certificate would result.

         (k) Notification of Obligors. The Servicer will notify the Obligor on each Receivable purchased by the Trust on or after the Transfer Date to make payments on such Receivable to one of the Dell Collection Accounts.

         (l) Modification of Systems. The Servicer agrees, promptly after the replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to provide the Servicer's services as Servicer or to make any calculations or reports hereunder, to give notice of any such material replacement or modification to the Trustee.

         (m) Servicer Business Days. No later than December 1 of each year, the Servicer shall furnish the Trustee with a list of days other than Saturday and Sunday, on which the Servicer shall be closed during the immediately succeeding year, except that with respect to the calendar year 1995, the Servicer shall furnish such list to the Trustee on or before the Transfer Date.

         (n) Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, microfiche, computer records and other information reason-ably necessary or advisable for the collection of all the Receiv- ables. Such documents, books, microfiche, and computer records shall reflect all customary facts giving rise to the Receivables, all payments and credits with respect thereto, and the computer records shall be clearly marked to show the interests of the Trust in the Receivables. The Servicer shall hold on behalf of the Trust (to the extent of its interest therein) any document evidencing or securing a Receivable and any Contract related to such Receivable and necessary to the servicing of such Receivable and the collection thereof in accordance with the terms of this Agreement. Such holding by the Servicer shall be in trust and shall be deemed to be the holding thereof by the Trustee for purposes of perfecting the Trust's rights therein as provided in the UCC.

         (o) Insurance. The Servicer shall use its best efforts to maintain with a responsible company, and at its own expense, its current commercial crime insurance as is commercially available at a cost that is not generally regarded as excessive by industry standards, with coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Receivables.

         SECTION 3.05. Reports and Records for the Trustee.

         (a) Daily Records. On each Business Day, the Servicer shall provide by telecopy to the Trustee, and upon request to any Enhancement Provider and each Investor Certificateholder, the Daily Report and, to the extent not covered in the Daily Report, a record setting forth (i) the Collections in respect of the Receivables processed by the Servicer on the immediately preceding Business Day,
(ii) the amount of Eligible Receivables as of the close of business on the immediately preceding Business Day and (iii) the Floating Allocation Percentage for each Series at the close of business on the immediately preceding Business Day. To the extent that the aggregate Invested Amount of all outstanding Series is zero, and the Discount Amount specified in the Supplement for each outstanding Series has been allocated in full, the Servicer shall be obligated to forward the Daily Report to the Trustee only on the first Business Day of each month and on each Determination Date or such other date as specified in writing by the Trustee.

         (b) Determination Date Certificate. On or before each Determination Date with respect to each outstanding Series, the Servicer shall deliver by telecopy to the Trustee and each Rating Agency and the Trustee shall deliver to each Investor Certificate- holder a Determination Date Certificate for such Determination Date.

         SECTION 3.06. Annual Certificate of Servicer. On or before April 30 of each calendar year, beginning with April 30, 1996, the Servicer shall deliver to the Trustee, each Rating Agency and each Enhancement Provider an Officer's Certificate, executed by the chief financial officer of the Servicer, substantially in the form of Exhibit B hereto. A copy of each such certificate will be sent to each Investor Certificateholder by the Trustee. On or before April 30, 1996, the Servicer shall deliver to the Rating Agencies a report in which the Servicer will recalculate, based on a sample of Receivables, the average period of time which passes between the creation of a Receivable and the point at which such Receivables becomes a Diluted Receivable. To the extent that such recalculation indicates a period of time which materially differs from 1.5 months, the Servicer will adjust its calculation of the Class A Dynamic Loss and Dilution Reserve Percentage and the Class B Dynamic Loss and Dilution Reserve Percentage under each Supplement, subject to satisfaction of the Rating Agency Condition.

         SECTION 3.07. Semi-Annual Servicing Report of Independent Public Accountants. Within 90 days of the Transfer Date and on a semi-annual basis on or before April 30 and October 31 of each calendar year, beginning with April 30, 1996, the Servicer shall cause the Independent Public Accountants to furnish a report (addressed to the Trustee) to the Trustee, the Servicer, each Rating Agency and each Enhancement Provider substantially to the effect set forth in Exhibit G.

         SECTION 3.08. Tax Treatment. The Transferor has entered into this Agreement, and the Investor Certificates have been (or will be) issued to and acquired by the Investor Certificateholders, with the intention that, for federal, state and local income and franchise tax law purposes, the Investor Certificates will be indebtedness of the Transferor secured by the Receivables. The Transferor, by entering into this Agreement, and each Certificate- holder, by the acceptance of its Certificate, agree to treat the Certificates for purposes of federal, state and local income and franchise taxes as indebtedness of the Transferor. Unless either (i) the Trustee or the Servicer shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Internal Revenue Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return in accordance with the foregoing, the Transferor agrees that it will report its income for such federal, state and local income or franchise taxes on the basis that it is the owner of the Receivables.

         SECTION 3.09. Notices to Dell USA L.P. In the event that Dell USA L.P. is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Dell Marketing L.P., Dell Direct Sales L.P. and the Transferor each certificate and report required to be delivered thereafter pursuant to Sections 3.05(b), 3.06 and 3.07.

         SECTION 3.10. Adjustments. If the Servicer makes a mistake with respect to the amount of any Collection and deposits or pays an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Trustee's Account or Transferor's Account or paid to reflect such mistake and send written notice thereof to the Trustee. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

         SECTION 3.11. Securities and Exchange Commission Filings. For so long as Dell or any of its Affiliates is the Servicer, the Servicer shall deliver or cause to be delivered to the Trustee, the Investor Certificateholders and each Rating Agency copies of each report of Dell, the Transferor, Dell USA L.P., Dell Marketing L.P., Dell Direct Sales L.P. and any other Affiliate of Dell which is a party to any Transaction Document filed with the Securities and Exchange Commission on Forms 10-K and 10-Q promptly after any such filing has been made.

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND

                    ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 4.01. Rights of Certificateholders. (a) The Investor Certificates shall represent fractional undivided beneficial interests in the Trust (with respect to each Series, the "Certificateholders' Interest"), which shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and the related Supplement from funds on deposit in the Concentration Account allocable to Certificateholders of such Series and funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively with respect to all Series, the "Aggregate Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Transferor Certificate shall represent the fractional undivided beneficial interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Aggregate Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or in any Supplement to be paid to the Holder of the Transferor Certificate (the "Transferor Interest"); provided, however, that the Transferor Certificate shall not represent any interest in the Concentration Account, any Dell Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

         (b) The Floating Allocation Percentage for each Series, which is the percentage that determines the portion of the Aggregate Certificateholders' Interest allocable to such Series, and the Transferor Percentage, which is the percentage that determines the Transferor Interest, shall be initially computed by the Servicer as of the opening of business of the Servicer on the Initial Issuance Date for the related Series. Thereafter until the commencement of the Amortization Period or Partial Amortization Period, the Floating Allocation Percentage for each Series and the Transferor Percentage, and through the recomputations thereof the Certificateholders' Interest for each Series and the Transferor Interest, shall be recomputed by the Servicer as of the close of business of the Servicer on each Business Day. Each of the Certificateholders' Interests, the Floating Allocation Percentage for each Series, the Transferor Interest and the Transferor Percentage (i) shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made and (ii) as computed as of the close of business of the Servicer on the Business Day immediately preceding the commencement of the Amortization Period or a Partial Amortization Period, shall remain constant at all times during the Amortization Period or such Partial Amortization Period.

         SECTION 4.02. Establishment of Concentration Account and Dell Collection Accounts.

         (a) Concentration Account. On or prior to the Transfer Date, the Servicer, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated trust account accessible by the Trustee (such account being the "Concentration Account" and such institution holding such account being the "Concentration Account Bank"), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Concentration Account and in all proceeds thereof. The Concentration Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Concentration Account for any amount owed to it by the Trustee, the Trust or any Certificateholder. The Servicer shall cause Collections to be deposited into the Concentration Account by the close of business on the day of receipt thereof in a Dell Collection Account. The Transferor will cause the Originators to deposit any Collections received by any of them into a Dell Collection Account within two Business Days following the Business Day on which such Collections are so received or, if such day is not a Business Day, the next succeeding Business Day. Notwithstanding the foregoing, if and to the extent that funds that are not Collections are deposited into the Concentration Account, the Servicer may direct the Trustee to withdraw such funds from the Concentration Account and deposit them in the Transferor's Account.

         If, at any time, the institution holding the Concentration Account ceases to be an Eligible Institution, the Servicer, upon obtaining actual knowledge thereof, for the benefit of the Certificateholders, shall within 30 Business Days (i) establish a new Concentration Account meeting the conditions specified above with an Eligible Institution, (ii) transfer any cash and/or any investments held therein or with respect thereto to such new Concentration Account and (iii) in the case of any new Concentration Account, deliver to all Dell Collection Account Banks new Dell Collection Account Letters (with copies thereof to the Trustee) referring to such new Concentration Account, and from the date such new Concentration Account is established, it shall be the "Concentration Account". Pursuant to the authority granted to the Servicer in
Section 3.01, the Servicer shall have the power to instruct the Trustee to make withdrawals and payments from the Concentration Account for the purposes of carrying out the Servicer's or the Trustee's duties specified in this Agreement.

         Funds on deposit in the Concentration Account or, in the case of funds on deposit on any Deposit Date or Distribution Date, funds required pursuant to the applicable Supplement to be deposited to the Trustee's Account or the Transferor's Account on such date, shall at the direction of the Servicer be invested by the Trustee or the Eligible Institution maintaining such accounts in Eligible Investments as instructed by the Servicer in writing, or by telephone confirmed promptly in writing (which may be a standing instruction) (or if not so instructed, then invested by the Trustee or the Eligible Institution maintaining such accounts in any Eligible Investments listed in clause (d) of the definition of Eligible Investments). All such Eligible Investments shall be held by the Trustee or the Eligible Institution maintaining such accounts for the benefit of the Certificateholders. Such funds shall be invested in Eligible Investments that will mature so that funds will be available in amounts sufficient for the Servicer to make each distribution required under the applicable Supplement on the Distribution Date with respect to such Collection Period. Funds deposited in the Concentration Account on a Determination Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) received on funds on deposit in the Concentration Account, to the extent such investment income is not needed to pay the Certificateholders on such Distribution Date, shall be paid to the Transferor, except as otherwise specified in any Supplement. The Trustee is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible Investments through a capital markets affiliate of the Trustee.

         (b) Dell Collection Accounts. On or prior to the Transfer Date, the Servicer, for the benefit of the Certificate- holders, shall establish and maintain or cause to be established and maintained (i) post-office boxes to which Obligors will remit payments with respect to any Receivable (each such post-office box, a "Dell Post-Office Box") and (ii) in the name of the Trustee, on behalf of the Trust, with an Eligible Institution, segregated accounts accessible by the Trustee (each such account, a "Dell Collection Account"). Obligors will be directed to remit payments with respect to their Receivables to a Dell Post-Office Box or a Dell Collection Account. The Dell Post-Office Boxes and Dell Collection Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders; provided, however, that each Dell Post-Office Box shall be accessible by the Trustee for the purpose of transferring Collections to a Dell

Collection Account and each Dell Collection Account shall be accessible by the Servicer for the purpose of transferring Collections to the Concentration Account in the manner set forth in Section 4.02(a). Specified on Schedule I hereto are (i) the Dell Post-Office Box numbers, (ii) the names, addresses and ABA numbers of all the Dell Collection Account Banks, together with the account numbers of the Dell Collection Accounts and the name of a contact person at each Dell Collection Account Bank and (iii) the name, address and ABA number of the Concentration Account Bank, together with the account number and the name of a contact person for the Concentration Account. Each Dell Collection Account shall be maintained with documentation and instructions in form and substance satisfactory to the Trustee. Such documentation shall provide, among other things, that available amounts shall be promptly transferred to the Concentration Account. The Servicer will not (i) make any changes to Schedule I hereto or (ii) amend any instruction to any Obligor or any Dell Collection Account Bank with respect to any Dell Post-Office Box or Dell Collection Account unless the Trustee shall have received notice of such change or amendment and executed copies of Dell Collection Account Letters to each new Dell Collection Account Bank.

         The Servicer hereby agrees and acknowledges that (i) it has executed and delivered to the Trustee a letter and executed acknowledgement thereto substantially in the form of Exhibit C hereto (each, a "Dell Collection Account Letter"), addressed to each banking institution with which the Dell Collection Account is maintained (each, a "Dell Collection Account Bank") and (ii) it shall execute and deliver a substantially similar Dell Collection Account Letter prior to the establishment by it of any additional or alternative Dell Collection Account. The Servicer hereby agrees, and the Trustee hereby acknowledges, that the execution and delivery of a Dell Collection Account Letter transfers all right, title and interest in all monies, securities and instruments in the applicable Dell Collection Account to the Trustee. The Servicer agrees to amend
Schedule I hereto to reflect any change in the Dell Collection Account Banks and to execute such further documents and take such other actions as may be reasonably requested by the Trustee in order to effect such transfer.

         SECTION 4.03. Allocation of Collections. Collections will be allocated to each Series as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Certificateholders' Interest and the Transferor Interest, among the Series or to any Enhancement Agreement and among the Classes in any Series or to any Enhancement Provider shall be set forth in the related Supplement or Supplements. If, on any day, the sum of the Floating Allocation Percentages for all outstanding Series exceeds 100%, then the aggregate of the Investor Collections for all outstanding Series shall be allocated pro rata among all outstanding Series on the basis of the Series Allocation Percentage for each such Series; provided, however, that if on any day the amount of Investor Collections for any Series is not sufficient to pay the full amount of interest due and payable on such day to the Investor Certificateholders of each Series on such day, then the aggregate of the Investor Collections for all outstanding Series shall be allocated pro rata among all outstanding Series on the basis of a fraction, for each Series, the numerator of which is the Invested Amount of such Series and the denominator of which is the Trust Invested Amount.

                                    ARTICLE V

                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

         SECTION 5.01. Distributions and Reports to Certificate- holders. Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                   ARTICLE VI

                                THE CERTIFICATES

         SECTION 6.01. The Certificates. The Investor Certificates of any Series or Class shall be issued in registered form and shall be in substantially the form of Exhibit A or Exhibit B, as the case may be, to the applicable Supplement and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02. The Investor Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof (except that one Certificate may be issued in a denomination that includes any residual amount), and shall be issued upon initial issuance as one or more Investor Certificates in an aggregate original principal amount equal to the Initial Invested Amount. The Transferor Certificate shall be a single certificate, substantially in the form of Exhibit A hereto, and shall represent the entire Transferor Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by the President, any Vice President, the Chief Administrative and Credit Officer, Treasurer or the Secretary of the general partner of the Transferor, or by any other officer or assistant officer duly authorized to execute such Certificate on behalf of the Transferor. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement or the applicable Supplement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in substantially the form provided in Exhibit A hereto executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series to, and upon the written order of, the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery of the first Series of Investor Certificates to be issued hereunder. The Certificates of any Series or Class shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate), in the case of the Investor Certificates, the Initial Invested Amount of such Class, and, in the case of the

Transferor Certificate, in the denomination equal to the Transferor Interest from time to time, and together evidencing the entire ownership of the Trust.

         SECTION 6.03. Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at its corporate trust operations office in Minneapolis, Minnesota, such office or agency to be maintained in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, and any co-transfer agent and co-registrar chosen by the Trustee and acceptable to the Servicer. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

         The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' (60 days' during an Amortization Period) written notice to the Transferor and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Servicer has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

         Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates (of the same Series and Class) in authorized denominations of like aggregate Undivided Fractional Interests in the Aggregate Certificateholders' Interest.

         At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates (of the same Series and Class) in authorized denominations of like aggregate Undivided Fractional Interests in the Certificateholders' Interest, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Certificateholder making the exchange is entitled to receive.

         Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the

Certificateholder thereof or his attorney-in-fact duly authorized in writing. Each Holder must satisfy all transfer restrictions set forth in the Certificates.

                  Each Investor Certificate shall be registered at all times as herein provided, and any transfer or exchange of such Investor Certificate will be valid for purposes hereunder only upon registration of such transfer or exchange by the Trustee or the Transfer Agent and Registrar as provided herein. Payments on any Distribution Date shall be made to Holders of record on the immediately preceding Record Date.

         No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

         All Investor Certificates surrendered for registration of transfer or exchange, or for payment, shall be cancelled and disposed of in a manner reasonably satisfactory to the Trustee.

         (b) The Transfer Agent and Registrar will maintain at its expense in Minneapolis, Minnesota, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange.

         (c) (i) Notwithstanding any other provision of this Section 6.03, no registration of transfer of any Investor Certificate shall be made unless the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee either (A) a representation letter, substantially in the form attached as Exhibit D to this Agreement stating whether such transferee is a "benefit plan investor" as defined in Section 2510.3-101(f)(2) of the Labor Regulations promulgated under ERISA, or (B) if such transferee is an insurance company licensed to issue contracts of insurance in any state, the information described in (c)(ii) below. The Transfer Agent and Registrar will maintain, as a part of the Certificate Register, a list of all Investor Certificates (or the portion of any thereof) that are held by benefit plan investors on the basis of any representation provided pursuant to the foregoing clause (A) or on the basis of any information provided to the Transfer Agent and Registrar pursuant to the second sentence of clause (c)(ii) below. The Transfer Agent and Registrar will not register the transfer of any Investor Certificate if, immediately after the registration of transfer of such Investor Certificate, 25% or more of the outstanding principal balance of the Investor Certificates of all Series are held by benefit plan investors. Notwithstanding anything else to the contrary herein, any purported transfer of an Investor Certificate to a benefit plan investor in violation of the preceding sentence shall be void and of no effect.

         (ii) In the event that such transferee is an insurance company licensed to issue contracts of insurance in any state, such transferee, in lieu of the representation letter described in (c)(i)(A) above, may represent that the source of funds from which its investment is to be made is a general account of such insurance company.

         SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee, the Transferor and the Servicer such indemnity (provided that a letter of indemnity from (i) an insurance company or (ii) an institutional investor of investment grade credit rating shall satisfy such requirement) as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and (in the case of any new Investor Certificate) Undivided Fractional Interest. In connection with the issuance of any new Certificate under this
Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to pay any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 6.05. Persons Deemed Owners. At all times prior to due presentation of a Certificate for registration of transfer, the Trustee, the Transfer Agent and Registrar and any agent of any of them shall treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and neither the Trustee, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Undivided Fractional Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only

Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

         SECTION 6.06. Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, the Transferor or any Investor Certificateholder, within five Business Days after receipt by the Trustee of a written request therefor from the Servicer, the Transferor or any Investor Certificateholder, respectively, a list of the names and addresses of the Certificateholders.

         Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Trustee, the Transfer Agent and Registrar, the Transferor, the Servicer, Dell, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which such information was derived.

         SECTION 6.07. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the

Trustee or the Transferor, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

         (d) The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.07.

         (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

         (f) Pursuant to an appointment made under this Section 6.07, the Certificates may have endorsed thereon, in lieu of or in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the Certificates described in the Pooling and Servicing Agreement.

                                                 -------------------------------

                                                 -------------------------------
                                                 as Authenticating Agent
                                                    for the Trustee

                                                 By:
                                                    ----------------------------
                                                    Authorized Signer

         SECTION 6.08. New Issuances. (a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

         (b) On or before the Initial Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

         (i) on or before the tenth Business Day immediately preceding the Initial Issuance Date for such Series, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider written notice of such issuance and the Initial Issuance Date for such Series;

         (ii) the Transferor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

         (iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each party hereto other than the Trustee;

         (iv) each Rating Agency shall have notified the Transferor, the Servicer, the Trustee and any Enhancement Provider in writing that the issuance of such new Series of Investor Certificates will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency;

         (v) such issuance will not result in the occurrence of a Trust Early Amortization Event and the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate, dated the Initial Issuance Date for such Series (upon which the Trustee may conclusively rely), to the effect that the Transferor reasonably believes that such issuance will not result in the occurrence of a Trust Early Amortization Event and is not reasonably expected to result in the occurrence of a Trust Early Amortization Event at any time in the future;

         (vi) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Opinion of Counsel to the effect that the issuance of the Investor Certificates of such Series (A) has been, or need not be, registered under the Act and will not result in the requirement that any other Series of Investor Certificates not registered under the Act be so registered (unless the Transferor has elected, in its sole discretion, to register such Certificates), and (B) will not result in the Trust becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act of 1939, as amended;

         (vii) the Transferor shall have delivered to the Trustee a Tax Opinion, dated the Initial Issuance Date for such Series, with respect to such issuance;

         (viii) such issuance will not result in the aggregate of the Floating Allocation Percentages for all outstanding Series (after giving effect to such new issuance) exceeding 100%; and

         (ix) the Receivables Purchase Agreements, the Parent Undertaking Agreement and the Cross-Guarantee Agreement shall be in full force and effect.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and the Transferor shall execute and deliver the Investor Certificates of such Series for authentication and redelivery to or upon the order of the Transferor. Notwithstanding the provisions of this Section 6.08(b), prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Agreement and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which adversely affects the Trustee's own rights, duties or immunities under this Agreement.

         (c) The Transferor may surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be subject to Section 13.01 to the extent that it amends any of the terms of this Agreement, to be delivered to or upon the order of the Transferor (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

         (i) the Transferor shall have delivered to the Trustee an Officer's Certificate certifying that the result obtained by multiplying (x) an amount equal to the excess of the Net Receivables Balance over the Trust Invested Amount by (y) the percentage equivalent of the portion of the Transferor Interest represented by the Transferor Certificate, shall not be less than 2% of the aggregate balance of all Receivables owned by the Trust, in each case as of the date of, and after giving effect to, such exchange;

         (ii) the Rating Agency Condition shall have been satisfied with respect to such exchange (or transfer or exchange as provided below); and

         (iii) the Transferor shall have delivered to the Trustee and any Enhancement Provider a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

         The Transferor Certificate will at all times be beneficially owned by the Transferor. Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above. Any Supplemental Certificate may be transferred only with the consent (which consent may be unreasonably withheld) of a Majority in Interest of each Class of each outstanding Series.

                                   ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

         SECTION 7.01. Obligations not Assignable. The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder.

         SECTION 7.02. Limitations on Liability. None of the directors, officers, employees or agents of the Transferor or any limited partner of the Transferor, past, present or future, shall be under any liability to the Trust, the Trustee, the Certificate- holders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misconduct or bad faith, in the performance by such Person of such Person's duties or the reckless disregard by such Person of any of his, her or its obligations and duties hereunder. The Transferor and any partner, director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor or any Affiliate thereof) respecting any matters arising hereunder or under any Supplement or the Receivables Purchase Agreements.

         SECTION 7.03. Indemnification of the Trustee, the Trust and the Investor Certificateholders. Without limiting any other rights which the Trustee, the Trust or any Investor Certificate- holder (each, an "Indemnified Party") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, liabilities and related costs and expenses actually incurred (excluding consequential damages and lost profits), including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from this Agreement, the activities of the Trust or the Trustee in connection herewith, the Transferor's use of proceeds of Transfers of Receivables or reinvestments of Collections, the interest conveyed hereunder in Trust Assets, or in respect of any Receivable or the Receivables Purchase Agreements (excluding however (a) Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party to which such Indemnified Amount would otherwise be due, (b) losses in respect of Receivables to the extent reimbursement therefor would constitute credit recourse to the Transferor for nonpayment of any Receivable by any Originator,
(c) any income or franchise taxes or similar taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this

Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Receivable or the Receivables Purchase Agreements and (d) Indemnified Amounts resulting from the acts or omissions of the Servicer (unless the Servicer is Dell or any Affiliate of Dell)), to the extent caused by:

         (i) reliance on any representation, warranty or covenant made or statement made or deemed made by the Transferor (or any of its Responsible Officers) under or in connection with this Agreement or the Receivables Purchase Agreements which shall have been incorrect in any material respect when made or deemed made or which the Transferor shall have failed to perform;

         (ii) the failure by the Transferor to comply with this Agreement or any applicable Requirement of Law with respect to any Receivable or the related Contract or the Receivables Purchase Agreements, or the failure of any Receivable or the related Contract to conform to the applicable Receivables Purchase Agreement or any Requirement of Law;

         (iii) the failure to vest in the Trustee on behalf of the Investor Certificateholders either an undivided fractional beneficial interest, to the extent of their respective Undivided Fractional Interests, or a perfected first priority security interest in the Receivables and the other Trust Assets, free and clear of any Lien;

         (iv) the failure to have filed, or any delay in filing, any financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws that are necessary for perfection or priority of the ownership and security interest created by this Agreement;

         (v) any commingling of Collections by the Transferor with other funds of the Transferor or any Affiliate;

         (vi) any investigation, litigation or proceeding related to this Agreement or the Receivables Purchase Agreements or the Trust or the use of proceeds or reinvestments of proceeds by the Transferor, Dell Marketing L.P., Dell Direct Sales L.P. or Dell of Transfers of Receivables or the ownership of or security interest in Trust Assets or in respect of any Receivable or Contract, other than any investigation, litigation or proceeding relating to such Indemnified Party's affairs which includes matters or transactions in addition to those contemplated by the Transaction Documents;

         (vii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Transferor or any Affiliate of the Transferor in servicing, administering or collecting any Receivable;

         (viii) any failure by the Transferor to perform its duties or obligations in accordance with the provisions of this Agreement or the Receivables Purchase Agreements; or

         (ix) any tax (other than any income or franchise or similar tax, or any interest or penalties with respect thereto) imposed by reason of ownership of the Receivables or other Trust Assets by the Trustee.

         Any Indemnified Amounts due hereunder shall be payable within ten Business Days of submission of a claim by the Indemnified Party.

         Indemnification pursuant to this Section 7.03 shall only be payable from assets of the Transferor. The agreement contained in this Section 7.03 shall survive the collection of all Receivables, the termination of the Trust and the payment of all amounts otherwise payable hereunder.

         Each Indemnified Party will use its best efforts to notify the Transferor in advance of making any claim under this Section 7.03.

                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

         SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer. No implied duties or covenants shall be read into this Agreement against the Servicer.

         SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person (other than Dell or any of its Controlled Affiliates) unless:

         (a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation or limited partnership organized and existing under the laws of the United States of America or any State or the District of Columbia, and such corporation or limited partnership shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder; (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Trustee and stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and (iii) the Rating Agency Condition shall have been satisfied; and

         (b) the corporation or limited partnership formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Receivables, except to the extent the failure to have any such license would not have a material adverse effect on its ability to perform the obligations of Servicer hereunder.

         SECTION 8.03. Limitations on Liability. None of the directors, officers, employees or agents of the Servicer or any limited partner of the Servicer, past, present or future, shall be under any liability to the Trust, the Trustee, the Certificate- holders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Servicer, that this Agreement and the obligations created hereunder are solely the obligations of the Servicer; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, gross negligence or the reckless disregard by such Person of any of his, her or its obligations and duties. The Servicer and any partner, director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer or any Affiliate thereof) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any material expense or liability.

         SECTION 8.04. Servicer Indemnification. The Servicer hereby agrees to indemnify each Indemnified Party from and against Indemnified Amounts awarded against or incurred by any of them arising out of or resulting from this Agreement, the activities of the Trust or the Trustee in connection herewith, the Transferor's use of proceeds of Transfers of Receivables or reinvestments of Collections, the interest conveyed hereunder in Trust Assets, or in respect of any Receivable or the Receivables Purchase Agreements (excluding however (a) Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party to which such Indemnified Amount would otherwise be due, (b) losses in respect of Receivables to the extent reimbursement therefor would constitute credit recourse to the Transferor for nonpayment of any Receivable by any Originator and (c) any income or franchise taxes or similar taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Receivable or the Receivables Purchase Agreements) to the extent caused by:

         (i) reliance on any representation, warranty or covenant made by the Servicer (or any of its Responsible Officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made or which the Servicer shall have failed to perform;

         (ii) the failure by the Servicer to comply with any applicable Requirement of Law with respect to any Receivable or the related Contract;

         (iii) any commingling by the Servicer of Collections with other funds of the Servicer or any Affiliate;

         (iv) any claim brought by any Person other than an Indemnified Party arising from any activity by the Servicer or any Affiliate of the Servicer in servicing, administering or collecting any Receivable; or

         (v) any failure by the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement.

         The agreement contained in this Section 8.04 shall survive the collection of all Receivables, the termination of the Trust and the payment of all amounts otherwise due hereunder.

         Any Indemnified Amounts due hereunder shall be payable within ten Business Days of submission of a claim by the Indemnified Party.

         Each Indemnified Party will use its best efforts to notify the Servicer in advance of making any claim under this Section 8.04.

         SECTION 8.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) its performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer with respect to clause (i) above, delivered to, and in form reasonably satisfactory to, the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02.

         SECTION 8.06. Examination of Records. The Servicer shall mark its computer records that the Receivables and other Trust Assets have been Transferred to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. The Servicer (and the Transferor) shall, prior to the sale or transfer to a party other than the Transferor of any receivable held in its custody, examine its records to determine that such receivable is not a Receivable.

         SECTION 8.07. Confidentiality. The Servicer agrees to use its best efforts, and shall cause its agents or representatives to use their best efforts, to hold in confidence all Confidential Information; provided that nothing herein shall prevent the Servicer from delivering copies of any financial statements and other documents constituting Confidential Information, or disclosing any other Confidential Information, (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Servicer, (ii) as required in the performance of the Servicer's duties hereunder, (iii) as required in enforcing the rights of the Certificateholders hereunder or (iv) as provided in any Supplement. The Servicer agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of all Confidential Information and, in connection therewith, will allow the Transferor to inspect the Servicer's security and confidentiality arrangements from time to time during normal business hours. The Servicer shall use its best efforts to provide the Transferor written notice at least five Business Days prior to any disclosure pursuant to this Section 8.07 and in any event will provide written notice whenever any such disclosure is made.

                                   ARTICLE IX

                         TRUST EARLY AMORTIZATION EVENTS

         SECTION 9.01. Trust Early Amortization Events. If any one of the following events shall occur:

         (a) any failure by the Transferor or the Servicer to make any payment, transfer or deposit required to be paid, effected or made by it hereunder (including pursuant to Section 3.04(b)) on or before the date occurring two Business Days after the date such payment, transfer or deposit is required to be made hereunder; or

         (b) any representation, warranty, certification or written statement made or deemed made by the Transferor or the Servicer under or in connection with this Agreement, or by Dell under or in connection with the Parent Undertaking Agreement, or in any statement, record, certificate, financial statement or other document delivered pursuant hereto or to the Parent Undertaking Agreement or in connection herewith or with the Parent Undertaking Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made which has a material adverse effect on the interests of the Certificateholders of any Series and which continues unremedied for 20 days (or, with respect to the representations and warranties made in Sections 2.03(g) and 2.03(h), continues unremedied for five days, or, with respect to any representations and warranties made under Section 2.04 hereof, such longer period as may be agreed to by the Trustee and a Majority in Interest of each outstanding Series) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Dell, the Transferor or the Servicer, as applicable, by the Trustee or any Enhancement Provider and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Dell, the Transferor or the Servicer, as applicable, and the Trustee by Certificateholders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series; or

         (c) the Transferor or the Servicer shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in clause (a) or (b) above), which has a material adverse effect on the Certificateholders and continues unremedied for 20 days (or, with respect to the covenants contained in Sections 3.04(a), 3.04(h) and 3.04(i) hereof, continues unremedied for five days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Servicer, as applicable, by the Trustee or any Enhancement Provider and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Servicer, as applicable, and the

Trustee by Certificateholders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series; or

         (d) an Event of Termination under any Receivables Purchase Agreement shall occur, and shall not be remedied within the applicable grace period, if any, or any Receivables Purchase Agreement shall for any reason cease to be in full force and effect or an Early Termination (as defined therein) shall occur; or

         (e) the Net Receivables Balance is less than the Required Net Receivables Balance on the sixth consecutive day following a Pool Non-compliance Date; or

         (f) an Insolvency Event shall occur with respect to the Transferor, the Servicer, Dell or the Trust; provided that for purposes of this Section 9.01, the definition of "Insolvency Event" shall be construed without giving effect to the 60-day grace period in clause (a) thereof (except with respect to any Controlled Affiliate that is not a party to any Transaction Document); or

         (g) the Securities and Exchange Commission or other regulatory body having jurisdiction reaches a final determination that the Trust is an "investment company" within the meaning of the Investment Company Act; or

         (h) (i) any purchase of any Receivables by the Transferor under any Receivables Purchase Agreement shall cease to create a valid sale, transfer and assignment to the Transferor of all right, title and interest of the Originator in and to such Receivables and the proceeds thereof, or (ii) any Transfer of any Receivables on any date shall for any reason cease to create a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to such Receivables and the proceeds thereof or, if such Transfer does not constitute such a sale, transfer and assignment, cease to create a valid and perfected first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivables created hereunder) in such Receivables and the proceeds thereof, or
(iii) the Investor Certificates delivered hereunder shall for any reason (other than due to their own acts or omissions) cease to evidence the transfer to the Investor Certificateholders of, or the Investor Certificateholders shall otherwise cease to have, a beneficial interest in a trust owning or the Trustee having a perfected first priority security interest in the Receivables and the other Trust Assets now existing and hereafter arising and the proceeds thereof to the extent of their respective Undivided Fractional Interests; or

         (i) the Trust at any time receives a final determination that it will be treated as an association taxable as a corporation for federal income tax purposes; or

         (j) a Servicer Default shall have occurred and be continuing which has a material adverse effect on the interests of the Certificateholders; or

         (k) the Servicer shall have resigned in accordance with the terms of this Agreement; or

         (l) Dell shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained in Section 6 of the Parent Undertaking Agreement, or the Parent Undertaking Agreement shall cease to be in effect; or

         (m) the Cross-Guarantee Agreement shall cease to be in effect;

then, if any of the events set forth in paragraphs (a), (d), (e), (f), (g), (h),
(i), (j), (k), (l) or (m) above shall have occurred, a "Trust Early Amortization Event" shall occur without any notice, demand, protest or other requirement of any kind immediately upon the occurrence of such event and if any of the events set forth in paragraphs (b) or (c) above shall have occurred, the Trustee may, by notice to the Transferor and the Servicer, declare that a "Trust Early Amortization Event" shall occur as of the date set forth in such notice. Upon the occurrence of a Trust Early Amortization Event, additional Receivables will not be transferred to the Trust.

         A Majority in Interest of each outstanding Series may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except (1) the failure to make any distributions or payments required to be made to Certificateholders or to make any required deposits of any amounts to be so distributed or paid can be waived only (a) with respect to Indemnified Amounts, with the consent of the relevant Indemnified Party or (b) with respect to other amounts, with unanimous consent of all Certificateholders of all outstanding Series and (2) defaults arising from the events set forth in paragraph (d). No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         SECTION 9.02. Additional Rights Upon the Occurrence of any Trust Early Amortization Event. (a) Upon the occurrence and during the continuance of any Trust Early Amortization Event, in addition to all other rights and remedies under this Agreement or otherwise and all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws (which rights shall be cumulative), each of the Servicer, at the direction of the Trustee, and the Trustee may exercise any and all rights and remedies of the Transferor under or in connection with the Receivables Purchase Agreements, including, without limitation, any and all rights of the Transferor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables Purchase Agreements. Further, the Trustee may exercise any and all rights and remedies under the Parent Undertaking Agreement and the Cross-Guarantee Agreement.

         (b) If an Insolvency Event with respect to the Transferor occurs, the Transferor shall immediately cease to transfer Receivables to the Trust and shall promptly give written notice to the Trustee, who shall within two Business Days forward such notice to the Certificateholders, each Rating Agency and the Servicer of such event. Notwithstanding the above, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections relating to such Receivables shall continue to be part of the Trust. Unless, within 10 Business Days of the date of the notice provided for above, the Trustee receives written instructions from a Majority in Interest of each outstanding Series instructing the Trustee not to sell, dispose of or liquidate the Receivables, the Trustee shall promptly proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms; provided, however, that if the amount available to the Trust for distribution after such sale, disposition or liquidation would be less than the aggregate principal amount of the Investor Certificates plus any unpaid Discount Amount thereon through the Distribution Date next succeeding the date of such sale, the Trustee shall not proceed with such sale, disposition or liquidation unless a Majority in Interest of each outstanding Series shall have consented in writing thereto. The proceeds from such sale, disposition or liquidation of the Receivables shall be treated as Collections on the Receivables and shall be distributed in accordance with the terms of this Agreement after being deposited in the Concentration Account.

                                    ARTICLE X

                                SERVICER DEFAULTS

         SECTION 10.01. Servicer Defaults. If any one of the following events (each being a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Servicer to make any payment, transfer or deposit (including pursuant to Section 3.04(b)), or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit, or to give notice to the Trustee as to any action to be taken under any Enhancement Agreement, or any failure to provide the Determination Date Certificate to the Trustee, which failure continues unremedied (A) in the case of payments for two Business Days and (B) in the case of the Determination Date Certificate, for three Business Days; or

         (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure has a material adverse effect on the interests of the Certificateholders and which continues unremedied for 20 days (or, with respect to any covenant contained in Sections 3.04(a), 3.04(h) and 3.04(i), continues unremedied for five days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or any Enhancement Provider and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Trustee by Certificate-holders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series; or

         (c) any representation, warranty or certification made by the Servicer under or in connection with this Agreement, or in any certificate or information delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any respect when made and which has a material adverse effect on the interests of the Certificateholders of any Series and which material adverse effect continues for a period of 20 days (or, with respect to any representation and warranty made in Sections 3.03(g), continues for five days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or any Enhancement Provider and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Trustee by Certificate-holders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series; or

         (d) an Insolvency Event shall occur with respect to the Servicer; or

         (e) the Servicer assigns its duties under this Agreement, except as specifically permitted by Section 8.02;

then, as long as such Servicer Default shall not have been remedied and is continuing, either the Trustee (unless otherwise directed by a Majority in Interest of each outstanding Series) or the Majority in Interest of each Series, by notice then given in writing to the Servicer (and to the Trustee if given by such Investor Certificateholders) (each such notice being a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement. The Trustee shall be deemed to have knowledge of a Servicer Default if it has actual knowledge or if a Responsible Officer of the Trustee has received written notice thereof.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.01(a) or (b) for a period of five Business Days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Trustee, the Transferor, any Enhancement Provider and the Investor Certificate- holders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

         A Majority in Interest of each outstanding Series may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except (1) the failure to make any distributions or payments required to be made to Certificateholders or to make any required deposits of any amounts to be so distributed or paid can be waived only (a) with respect to Indemnified Amounts, with the consent of the relevant Indemnified Party or (b) with respect to other amounts, with unanimous consent of all Certificateholders of all outstanding Series and (2) defaults arising from the events set forth in paragraph (d). No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to
Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in such Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate, at its expense, with the Trustee and such Successor Servicer in
(i) effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables as provided under this Agreement, including all authority over all Collections which shall on the date of such Service Transfer be held by the Servicer for deposit to the Concentration Account, any Dell Collection Account, the Trustee's Account or the Transferor's Account, or which have been deposited by the Servicer to the Concentration Account, any Dell Collection Account, or any other account, or which shall thereafter be received with respect to the Receivables, (ii) taking such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of all Confidential Information in accordance with Section 8.07 and, (iii) assisting the Successor Servicer until all servicing activities have been transferred to such Successor Servicer, such assistance to include, without limitation, (x) assisting any accountants selected by the Successor Servicer to verify collection records and reports made prior to the Service Transfer and (y) assisting to make the computer systems of the Servicer and the Successor Servicer compatible to the extent necessary to effect the Servicer Transfer. The Servicer shall, at its expense, within five Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and disks), which evidence the Receivables and the other Trust Assets, and which are necessary or desirable to collect the Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and
(B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

         At any time following a Termination Notice:

         (1) The Servicer shall, at the Trustee's request and at the Servicer's expense, give notice of the Trust's ownership of the Receivables to the related Obligors and direct that payments be made directly to the Trustee or its designee;

         (2) If the Servicer fails to provide the notice to Obligors required in paragraph (1) above, the Trustee may direct the Obligors of Receivables, or any of them, that payment of all amounts payable under any such Receivables be made directly to the Trustee or its designee;

         (3) Each of the Transferor and each Certificateholder hereby authorizes the Trustee to take any and all steps in the Transferor's name and on behalf of the Transferor and the Certificateholders necessary or desirable, in the determination of the Trustee, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections in respect of such Receivables and enforcing such Receivables.

         SECTION 10.02. Trustee to Act; Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 10.01 or upon a resignation by the Servicer pursuant to Section 8.05, the Servicer shall continue to perform all servicing functions under this Agreement until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until the earlier of a date agreed upon by the Servicer and the Trustee or a date specified by the Trustee in a written notice to the Servicer, and (ii) in the case of any such resignation, the date the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer pursuant to this Section 10.02. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), subject to the consent of any Enhancement Provider and if specified in any Supplement, the consent of a Majority in Interest of such Series, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 30 days after the date of such Termination Notice or at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act as Successor Servicer, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

         (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to such Successor Servicer; provided, however, that neither the Trustee (solely in its capacity as such) nor any Successor Servicer shall be deemed in default hereunder as a result of the predecessor Servicer's failure to deliver necessary Trust Assets, documents, or records to the Trustee (solely in its capacity as such) or to such Successor Servicer; and provided further, that the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such succession or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement. The Successor Servicer shall be reimbursed for any reasonable transition expenses incurred pursuant to a Service Transfer in accordance with Section 3.02(b). Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

         (c) In connection with any Termination Notice, the Trustee shall be permitted to appoint any Eligible Servicer as a Successor Servicer for servicing compensation not in excess of the Servicing Fee.

         (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically terminate upon termination of the Trust and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. Upon such termination of the Trust, the Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times and the Transferor shall reasonably request.

         SECTION 10.03. Notification to Certificateholders. Promptly and in any event within two Business Days after a Responsible Officer of the Servicer obtains knowledge of any Servicer Default, the Servicer shall give written notice thereof to a Responsible Officer of the Trustee, and the Trustee shall promptly deliver a copy of such notice to the Certificateholders and each Rating Agency. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Transferor and the Certificateholders.

                                   ARTICLE XI

                                   THE TRUSTEE

         SECTION 11.01. Duties of the Trustee. (a) Other than while acting in its capacity as Successor Servicer, the Trustee, prior to the occurrence of a Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied duties or covenants shall be read into this Agreement against the Trustee. If a Servicer Default to the actual knowledge of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Certificateholders and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Investor Certificateholders to take any action pursuant to this Agreement or any Supplement.

         (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of a Majority in Interest of each outstanding Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

         (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in
     Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or Certificateholders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series.

         (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

         (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, by
(i) accepting any substitute obligation for a Receivable initially Transferred to the Trust under Section 2.01, (ii) adding any other investment, obligation or security to the Trust, or (iii) withdrawing from the Trust any Receivable.

         (g) In the event that the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Transfer Agent and Registrar, as the case may be, under this Agreement or under any Supplement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

         (h) The Trustee shall have no responsibility or liability for investment losses on Eligible Investments.

         (i) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider in its capacity as such or as a Beneficiary, and the Trustee's sole responsibility with respect to any such Enhancement Provider shall be to perform those duties with respect to any such Enhancement Provider as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Trustee with respect to any such Enhancement Provider.

         (j) The Trustee shall notify each Rating Agency (i) of any notice which the Trustee receives pursuant to Sections 2.05(g)(i), 2.05(h) or 3.04(h)(i),
(ii) of any change in any rating of the Certificates of any other Rating Agency,
(iii) immediately of the occurrence of any Trust Early Amortization Event under
Article IX or of any indication from the Servicer of potential Trust Early Amortization Events and (iv) monthly that no Early Amortization Events or Servicer Defaults have occurred and are continuing.

         (k) The Trustee shall, with respect to each Daily Report, (A) compare the Collections reported that day by the Servicer to the actual Collections deposited to the Concentration Account, (B) with respect to the reconciliation of each of the Series Accounts, compare the beginning balance as reported by the Servicer to the amount on deposit in the Series Accounts per the accounting records of the Trustee and (C) perform each of the account transfers set forth in the Daily Report, as directed by the Servicer.

         (l) The Trustee shall, with respect to each Determination Date Certificate, with respect to the reconciliation of each of the Series Accounts, compare the beginning and ending balances to the amounts which were on deposit in the Series Accounts per the accounting records of the Trustee as of the applicable data.

         (m) The Trustee shall aggregate the amount of Receivables reported in each monthly disk sent by the Servicer (i) not less than four times per year and shall compare the result against the ending total receivables as reported in the Determination Date Certificate for the corresponding Collection Period, and (ii) in the event of the occurrence and continuance of an Early Amortization Event, not less than on a monthly basis and shall compare the result against the ending total receivables as reported in the Determination Date Certificate for the corresponding Collection Period.

         (n) Notwithstanding any other provision of this Agreement or any Supplement, upon discovery of any material discrepancy between the amounts reported by the Servicer and the amounts calculated as provided above, the Servicer shall have ten days to resolve such discrepancy before the Trustee shall be obligated to give notice to the Certificateholders and each Rating Agency.

         (o) The Trustee will deliver the Monthly Trustee Certificate (in the form of Exhibit H) to the Rating Agencies.

         SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

         (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

         (b) the Trustee may consult with counsel and as a condition to taking, suffering or omitting to take any action, may demand an Opinion of Counsel, and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

         (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series;

         (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

         (g) except as required by Section 11.01(b), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose; and

         (h) nothing in this Agreement shall be construed to require the Trustee to monitor the performance of the Servicer or act as a guarantor of the Servicer's performance.

         SECTION 11.03. Trustee Not Liable for Recitals in Certificates or Receivables. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Concentration Account, any Dell Collection Account, the Transferor's Account, the Trustee's Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Agreement and any Supplement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Receivable, or the perfection and priority of such security interest or the maintenance of any such perfection and priority or the accuracy, content or completeness of any offering documents used in connection with the sale of the Certificates.

         SECTION 11.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may otherwise deal, and transact banking business, with the Servicer and the Transferor with the same rights as it would have if it were not the Trustee.

         SECTION 11.05. Compensation; Trustee's Expenses. (a) The Trustee shall be entitled to receive a monthly Trustee's fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, such fee being the "Trustee's Fee") in respect of each Collection Period (or portion thereof) from the date hereof until the termination of the Amortization Period, payable in arrears on each Distribution Date in an amount agreed upon in writing by the Trustee and the Transferor. The Trustee's Fee shall be the aggregate of the Series Trustee's Fees specified in the Supplements. The Trustee's Fee shall be payable, first, from Investor Collections pursuant to, and subject to the priority of payment set forth in,
Section 5.01 of the applicable Supplement, second, to the extent not paid from Investor Collections, by the Transferor, third, to the extent not paid from Investor Collections or by the Transferor, by the Servicer pursuant to Section 3.02(b) and fourth, from Dell pursuant to the Parent Undertaking Agreement.

         (b) Expenses. The Transferor will pay or reimburse the Trustee upon its request, and if the Transferor shall fail to do so, the Servicer will so pay or reimburse the Trustee (with a right to reimbursement from the Transferor) pursuant to Section 3.02(b), and if both the Transferor and the Servicer shall fail to do so, Dell will so pay or reimburse the Trustee (with a right to reimbursement from the Transferor) pursuant to the Parent Undertaking Agreement, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement or in connection with any amendment hereto (including the reasonable fees and expenses of its agents, any co-trustee and counsel and fees incurred in connection with a Servicer Default or a Trust Early Amortization Event) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provision of this
Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer (other than any expenses incurred in connection with the Service Transfer), which shall be paid first out of the Servicing Fee and second, to the extent not paid out of the Servicing Fee, by the Transferor or Dell pursuant to Section 3.02(b). The Transferor's and Servicer's covenant provided in this Section 11.05 shall survive the termination of the Trust.

         SECTION 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an Eligible Institution. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then, for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

         SECTION 11.07. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving 30 days' written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee acceptable to a Majority in Interest of each outstanding Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee acceptable to a Majority in Interest of each outstanding Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         (c) If at any time the Trustee shall fail to perform its obligations under this Agreement, a Majority in Interest of each outstanding Series may remove the Trustee and direct the Servicer to promptly appoint a successor trustee acceptable to a Majority in Interest of each outstanding Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         (d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08.

         SECTION 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expense therefor payable out of the Trustee's Fee, and by the Transferor and the Servicer, pursuant to Sections 3.02(b) and

11.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this
Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Investor Certificateholders and each Rating Agency.

         SECTION 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 11.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 11.11. Tax Returns. No federal income tax return shall be filed on behalf of the Trust unless either (i) the Trustee or the Servicer shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Internal Revenue Code requires such a filing or
(ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Servicer in accordance with the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to the Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee, the Servicer or the Transferor be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising out of the application of any tax law, including federal, state, foreign or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition to tax with respect thereto or arising from a failure to comply therewith).

         SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Certificateholders in respect of which such judgment has been obtained.

         SECTION 11.13. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

         SECTION 11.14. Rights of Certificateholders to Direct Trustee. A Majority in Interest of any outstanding Series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee under any Transaction Document, or exercising any trust or power conferred on the Trustee under any Transaction Document; provided, however, that subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction.

         SECTION 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

         (a) the Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the power to own its assets and to transact the business in which it is presently engaged;

         (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

         (c) this Agreement has been duly executed and delivered by the Trustee.

         SECTION 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in Minneapolis, Minnesota, an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office or agency at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Corporate Trust Department, as such office. The Trustee will give prompt written notice to the Transferor and the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                                   ARTICLE XII

                                   TERMINATION

         SECTION 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 2.01(b), 3.02(b), 7.03, 8.04, 8.07,
11.05 and 12.02(b), upon the earlier to occur of (i) December 31, 2014 and (ii) at the option of the Transferor, the last Termination Date of any Series.

         SECTION 12.02. Final Distribution. (a) The Servicer shall give the Trustee and the Trustee shall give each Certificate- holder at least 20 days' prior written notice of the date on which (i) the Trust is expected to terminate in accordance with Section 12.01 and (ii) the Certificateholders may surrender their Certificates for payment of the final distribution on and cancellation of such Certificates. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.06 covering the period during the then-current calendar year through the date of such notice. Not later than five days after the Trustee shall receive such notice, the Trustee shall mail notice to the Certificateholders specifying (i) the date upon which such final distribution will be made upon presentation and surrender of such Certificates at the office or offices therein designated, (ii) the amount of any such final distribution and (iii) that the Distribution Date otherwise applicable to such final distribution is not applicable, payments being made only upon presentation and surrender of such Certificates at the office or offices therein specified; provided, however, that such presentation and surrender shall not be required for a Certificateholder that is an insurance company or institutional investor. Each such Certificateholder shall surrender its Certificate to the Trustee following receipt of the final distribution thereon. The Trustee shall give such notice to the Transfer Agent and Registrar at the time such notice is given to the Certificateholders.

         (b) Notwithstanding the Servicer's delivery to the Trustee, or the Trustee's delivery to the Certificateholders, of the notices required under
Section 12.02(a), all funds then on deposit in the Concentration Account, any Dell Collection Account, any Series Account, the Transferor's Account or the Trustee's Account shall continue to be held in trust for the benefit of the Certificateholders, and the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates pursuant to, and subject to the priorities set forth in, the applicable Supplement, as if such surrender date were on a Distribution Date (and any excess shall be paid in accordance with the terms of any

Enhancement Agreement). In the event that all Certificateholders do not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Trustee's Account (if such Certificateholders are Investor Certificateholders) or the Transferor's Account (if any such Certificateholder is the Holder of the Transferor Certificate) held for the benefit of such Certificateholders. The Trustee shall pay to the Transferor any monies held by it for the payment of principal or interest that remains unclaimed for two years after the date specified in the initial above-mentioned written notice from the Trustee. After payment to the Transferor, Investor Certificateholders entitled to any monies must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

         SECTION 12.03. Transferor's Termination Rights. Upon the termination of the Trust, the payment in full of all amounts due to the Investor Certificateholders, payment of Trustee's fees and expenses and the surrender of the Transferor Certificate, the Trustee shall assign and convey to the Holder of the Transferor Certificate or its designee, without recourse, representation or warranty (except for the representation that each Receivable and all other Trust Assets will be free and clear of all Liens), all right, title and interest of the Trust in and to the Receivables, whether then existing or thereafter created, and all other Trust Assets, and all proceeds thereof except for amounts held in any account by the Trustee pursuant to Section 12.02(b). The Trustee at the expense of the Transferor shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be prepared by the Transferor for execution by the Trustee which are reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the Receivables and all other Trust Assets.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.01. Amendment. (a) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee without the consent of any of the Investor Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Supplement which are not inconsistent with the provisions of this Agreement or such Supplement; provided that any amendment pursuant to this clause (a) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Investor Certificateholders. Notice of any amendment entered into pursuant to this paragraph shall be given to the Rating Agencies.

         (b) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, so long as the Rating Agency Condition is satisfied, with the consent of a Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Certificateholder or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each such Certificateholder, (ii) change the definition of or the manner of calculating the Certificateholders' Interest or the Aggregate Certificateholders' Interest or any Investor Certificateholder's interest therein without the consent of each affected Investor Certificateholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this Section 13.01(b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, Dell, the Servicer or the Transferor), addressed and delivered to the Trustee, adversely affect the interests of any Investor Certificateholder of such Series.

         (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 13.01(a)), the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and each Enhancement Provider.

         (d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificate- holders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (e) Notwithstanding anything in this Section 13.01 to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

         (f) Any supplement executed in accordance with the provisions of
Section 6.08 shall not be considered an amendment to this Agreement for the purposes of this Section 13.01.

         (g) Prior to the execution of any amendment to this Agreement or any Supplement, the Trustee and any Enhancement Provider shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

         SECTION 13.02. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest in and to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Certificate- holders and the Trustee hereunder in and to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, each document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.02(a).

         (b) Within 45 days after the Transferor makes any change in its name, identity or legal structure which would make any financing statement or continuation statement filed in accordance with the terms of this Agreement seriously misleading within the meaning of
Section 9-402(7) (or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Trust Assets created hereunder, the Transferor shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the Trust Assets and the proceeds thereof contemplated by Section 2.01.

         (c) The Transferor and the Servicer will give the Trustee prompt written notice of any relocation of the office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's interest in the Receivables and the other Trust Assets and the proceeds thereof contemplated by Section 2.01. The Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States of America.

         SECTION 13.03. Limitation on Rights of Certificate- holders. (a) The death or incapacity of any Investor Certificate- holder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Investor Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have the right to vote (except as expressly provided in this Agreement, including without limitation under Section 11.14) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association for any reason, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless a Majority in Interest of each outstanding Series shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Certificate- holder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided. For the protection and enforcement of the provisions of this Section 13.03, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Agreement, the Certificates or any Supplement, each Investor Certificateholder shall have the right to receive the payments of all amounts due hereunder, under the Certificates held by such Holder and under the Supplement relating to the Series of Certificates held by such Holder and the right to institute suit for the enforcement of any such payment without the consent of the Trustee or any other Holder.

         (d) By its acceptance of the Transferor Certificate, the Holder thereof agrees that it will take no action with respect to such Holder's rights under the Agreement that is inconsistent with, or adverse to, the interests of the Investor Certificateholders.

         SECTION 13.04. Governing Law; Jurisdiction; Consent to Service of Process.

         (a) Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE TRUSTEE IN THE TRUST ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court and (ii) waives the defense of an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) Waiver of Jury Trial. Each party to this Agreement waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement, any other Transaction Document, the Fee Letter or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether verbal of written), actions of any of the parties hereto and the Liquidity Providers or any other relationship existing in connection with this Agreement of any other Transaction Document or the Fee Letter, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

         SECTION 13.05. Notices; Payments. (a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

         If to the Transferor,

         Dell Receivables L.P.
         2112 Kramer Lane
         Austin, Texas  78758
         Tel: (512) 728-5829
         Fax: (512) 728-5986
         Attn: Assistant Treasurer

         If to the Servicer,

         Dell USA L.P.
         2214 West Braker Lane, Suite D
         Austin, Texas  78758
         Tel: (512) 728-3343
         Fax: (512) 728-0043
         Attn: Treasurer

         If to the Trustee,

         Norwest Bank Minnesota, National Association
         Sixth Street and Marquette Avenue
         Minneapolis, Minnesota  55479
         Tel: (612) 667-4610
         Fax: (612) 667-9825
         Attn: Corporate Trust Department - Tom Wraalstad

         If to the Transfer Agent and Paying Registrar,

         Norwest Bank Minnesota, National Association
         Sixth Street and Marquette Avenue
         Minneapolis, Minnesota  55479
         Tel: (612) 667-4610
         Fax: (612) 667-9825
         Attn: Corporate Trust Department - Tom Wraalstad

If the Servicer is not Dell USA L.P., notices shall be given to the Servicer at the address designated by such Servicer, with a copy to Dell USA L.P. at the address designated above.

         (b) Any notice required or permitted to be mailed to an Investor Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         (c) If the Transferor is not the Holder of the Transferor Certificate, the Holder of the Transferor Certificate shall be entitled to receive all notices which the Investor Certificateholders receive.

         SECTION 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Transferor, the Servicer and any Enhancement Provider agree to cooperate with each other to provide to each Investor Certificateholder of such Series or Class and to each prospective purchaser of Investor Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act (or any successor provision).

         SECTION 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or rights of the Certificateholders.

         SECTION 13.08. Assignment. Notwithstanding anything to the contrary contained herein, (i) this Agreement may not be assigned by the Transferor, and
(ii) except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of a Majority in Interest of each outstanding Series.

         SECTION 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

         SECTION 13.10. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         SECTION 13.11. Nonpetition Covenant. Notwithstanding any prior termination of the Trust, (a) the Servicer, the Trustee and the Certificateholders shall not, prior to the date which is one year and one day after the termination of the Trust, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust or the Transferor and (b) the Transferor shall not, prior to the date which is one year and one day after the termination of the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

         SECTION 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         SECTION 13.13. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         SECTION 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Investor Certificateholders, such action or Notice may be taken or given by any Investor Certificate- holder, unless such provision requires a specific percentage of Investor Certificateholders.

         (b) Any Notice, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         SECTION 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 13.18. Construction of Agreement. The Transferor hereby grants to the Trustee a security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all other Trust Assets, and all "proceeds" thereof, to secure all the Transferor's and Servicer's obligations hereunder, including, without limitation, the Transferor's obligation to sell or transfer to the Trust all Receivables existing on the date hereof or hereafter created and transferred to the Transferor from time to time under the Receivables Purchase Agreements. This Agreement shall constitute a security agreement under applicable law.

         IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                              DELL RECEIVABLES L.P.,
                                                Transferor
                                              By DELL RECEIVABLES GEN. P. CORP,
                                                as its general partner

                                              By: /s/ Thomas J. Meredith
                                                 -------------------------------
                                                 Name:  THOMAS J. MEREDITH
                                                 Title: PRESIDENT

                                              DELL USA L.P.,
                                                Servicer
                                              By DELL GEN. P. CORP.,
                                                as its general partner

                                              By: /s/ Thomas J. Meredith
                                                 -------------------------------
                                                 Name:  THOMAS J. MEREDITH
                                                 Title: CHEIF FINANCIAL OFFICER

                                              NORWEST BANK MINNESOTA,
                                                NATIONAL ASSOCIATION
                                                Trustee

                                              By: /s/ Michael G. Lugar
                                                 -------------------------------
                                                 Name:  MICHAEL G. LUGAR
                                                 Title: CORPORATE TRUST OFFICER

                            EXHIBITS AND SCHEDULES



   The following Exhibits and Schedules have been omitted from this filing:




            Exhibit A -- Form of Transferor Certificate
            Exhibit B -- Form of Annual Servicer's Certificate
            Exhibit C -- Form of Dell Collection Account Letter
            Exhibit D -- Form of Rule 144A and Non-Rule 144A Letters Exhibit E -- Form of Daily Report
            Exhibit F -- Credit Policy and Procedures Manual
            Exhibit G -- Form of Agreed Upon Procedures
            Exhibit H -- Form of Monthly Trustee Certificate



            Schedule I -- Dell Post-Office Boxes and Dell Collection Accounts
            Schedule II -- Originators



The registrant hereby undertakes to furnish supplementally a copy of any such Exhibit or Schedule to the Commission upon request.